Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

Basic Provisions

The following Basic Provisions form a part of this Purchase and Sale Agreement and Joint Escrow Instructions (this “Agreement”).

A.            Effective Date of this Agreement:   June 17, 2019

B.            Seller: Union Square 941 Property LP, a Delaware limited partnership (“999 Seller”); Union Square 825 Property LP, a Delaware limited partnership (“899 Seller”); and Union Square Plaza Owner LP, a Delaware limited partnership (“901 Seller” and with 999 Seller and 899 Seller, “Seller”).

Seller’s Knowledge Party (Section 8.1): Michael Regan

C.            Buyer: Network Realty Partners, LLC, a Virginia limited liability company

Buyer’s Knowledge Party (Section 14.2.2): Ed Johnson and Kelly Lawrence.

D.            Escrow Holder: First American Title Insurance Company, Washington, DC Office

E.            Escrow Number: NC-954031-DC72

F.             Title Company: First American Title Insurance Company, Washington, DC Office

G.           Property: as defined in Section 1, including the Fee Simple interest (the “Fee Interest”) in real property commonly known as 999 North Capitol St. NE (the “999 Property”), 899 North Capitol St. NE (the “899 Property”), and 901 North Capitol St. NE (the “901 Property”), each located on land (the “Land”) legally described on Exhibit A attached hereto, located in the District of Columbia (the “District”).

H.           Purchase Price: $181,000,000, subject to adjustment as provided in this Agreement.  No later than five (5) days prior to Closing, Buyer shall provide to Seller the amount of the Purchase Price that is allocated to each of the 999 Property, the 899 Property and the 901 Property, as such allocated amounts are reasonably determined by Buyer.

I.                Deposit:     $10,000,000

Portion of Deposit constituting Review Consideration:  $100

J.              Closing Date: July 31, 2019 or on an earlier date mutually acceptable to Buyer and Seller.

K.           Seller’s Broker:    Holliday Fenoglio & Fowler LLP (Stephen D. Potts, Jr.) and Eastdil Secured

L.            Pages to Initial:

M.         Seller’s Notice Address:

c/o 4700 Wilshire Blvd.

Los Angeles, CA 90010

E-Mail: mregan@cimgroup.com

Telephone Number:  323 860 4900

With a copy to:

c/o 4700 Wilshire Blvd.

Los Angeles, CA 90010

E-Mail: generalcounsel@cimgroup.com

Telephone Number:  323 860-4900

Fragner Seifert Pace & Winograd, LLP

601 S. Figueroa Street, Suite 2320

Los Angeles, CA 90017

Attn:  Matthew C. Fragner, Esq.

E- Mail: mfragner@fspwlaw.com

Telephone number: (310) 779-7284

N.            Buyer’s Notice Address:

US Government Building Open-End Operating Partnership, LP

c/o USAA Real Estate Company

2 Bethesda Metro Center, Suite 820

Bethesda, Maryland 20814

Attention: Bruce Childs

E-mail: bruce.childs@usrealco.com

And:

Network Realty Partners, LLC

4201 Wilson Boulevard, Suite 300

Arlington, VA 22203

Attn: Rod Lawrence and Ed Johnson

Email: rlawrence@nrpdc.com and

ejohnson@nrpdc.com

Telephone Number: 703-926-1326

With a copy to:

RHakim Consulting, LLC

8408 Reflection Lane

Vienna, VA 22182

Email: rhakim@rhakimconsulting.com

And to:                                                                                                       USAA Real Estate Company

9830 Colonnade Boulevard, Suite 600

San Antonio, Texas 78230-2239

Attention: Toni Fisher

Email: toni.fisher@usrealco.com

And to:                                                                                                       Stroock & Stroock & Lavan LLP

1875 K Street, NW, Suite 800

Washington, DC 20006

Attention: Jeffrey R. Keitelman

Email: jkeitelman@stroock.com

O.           Escrow Company/Title Company Notice Address:

First American Title Insurance Company

National Commercial Services

1825 Eye Street, NW, Suite 302

Washington, DC  20006

Attn:  Brian Lobuts
Email: blobuts@firstam.com

P.             Local Time: Local time in the District.

Q.           “business day”: any day other than a Saturday, Sunday or District or federal holiday.

This Purchase and Sale Agreement and Joint Escrow Instructions (this “Agreement”) is entered into as of the Effective Date by and between Seller and Buyer and constitutes an agreement to purchase and sell real property, and escrow instructions directed to Escrow Holder to establish an escrow (the “Escrow”) to accommodate the transactions contemplated by this Agreement.

RECITALS

A.                                    Seller is the owner of the Property.

B.                                    Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property, subject to the terms and conditions set forth herein. Now therefore, Buyer and Seller have agreed as follows:

TERMS AND CONDITIONS

1.                                      The Property.

Seller shall sell to Buyer, and Buyer shall purchase from Seller, on all of the terms and conditions set forth in this Agreement, the following (collectively, the “Property”):

1.1                         Fee Interest. The Fee Interest in the Land described on Exhibit A;

1.2                         Appurtenances. All right, title and interest of Seller in and to all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights and air rights relating to the Land, and all water, water rights and water stock relating to the Land, and any and all easements, rights-of-way or appurtenances benefiting the Land or used in connection with the beneficial use and enjoyment of the Land (all of which are sometimes collectively referred to as the “Appurtenances”);

1.3                         Improvements. All improvements located upon the Land, including, without limitation, all structures presently located on the Land, and all right, title and interest of Seller in and to all fixtures, apparatus, equipment, and appliances used in connection with the operation or occupancy thereof (all of which are collectively referred to as the “Improvements”);

1.4                         Leases. All right, title and interest of Seller, as landlord, in and to the leases of space in the Improvements, including but not limited to, all unexpired leases, subleases, office or retail rental agreements, license agreements, parking agreements, other occupancy agreements, and any other agreements for the use, possession, or occupancy of any portions of the Property (including, without limitation, signage rights), including, without limitation, any security deposits and tenant guaranties delivered in connection with any of the foregoing, together with any and all amendments, modifications and/or supplements thereto (collectively, the “Leases”), a schedule of which is attached hereto as Schedule 1.4 (the “Lease Schedule”);

1.5                         Personal Property. All right, title and interest of Seller in and to all tangible personal property owned by Seller, if any, located on or in or used in connection with the operation, maintenance or management of the Property (collectively, the “Personal Property”), but excluding any personal property of tenants;

1.6                         Service Contracts. All right, title and interest of Seller in and to all service contracts and other agreements, utility contracts and other rights relating to the ownership, use and operation of all or any part of the Property, if any, to the extent assumed by Buyer at Closing pursuant to this Agreement (collectively, the “Service Contracts”);

1.7                         Permits and Licenses. All right, title and interest of Seller in and to transferable permits, licenses, certificates and other governmental approvals related to the Property; and

1.8                         Intangible Property. All right, title and interest of Seller in and to the following (collectively, the “Intangible Property”) (i) any and all intangible property owned by Seller and used in the ownership, use and/or operation of the Property, including, without limitation, the right to use any trade name now used in connection with the Property, the books and records relating to the Property, including computer discs, tapes and other data bases or software, inventory records, building management records, payroll records and all other books and records and all other books and records relating to the operation and management of the Property, and (ii) all warranties relating to the Improvements or Service Contracts. Notwithstanding the foregoing, “Intangible Property” shall not include any rights to property tax refunds for property taxes relating to time periods prior to Close of Escrow.

2.                                      Purchase Price Buyer shall pay the Purchase Price at the Close of Escrow (as defined in Section 4.2 below), subject to adjustments and prorations as provided herein.

3.                                      Payment of Purchase Price

3.1                               Deposit.  Within three (3) business days after the date of this Agreement, Buyer shall deliver to Escrow Holder the Deposit in the form of a wire transfer or cashier’s check. The Deposit shall be non-refundable except as expressly provided in this Agreement.  The Deposit shall be invested by Escrow Holder in interest-earning investments at the direction of Buyer subject to the reasonable approval of Seller as to any investments.  Interest shall accrue and become a part of the Deposit for the benefit of the party entitled to receive the Deposit.  Upon receipt of the Deposit, Escrow Holder shall disburse to Seller from the Deposit the sum of $100.00 (the “Review Consideration”), which Review Consideration shall immediately be fully earned by Seller and non-refundable to Buyer but shall be applicable to the Purchase Price at Closing.

3.2                               Nature of Deposit.  The Deposit thereafter shall be entirely non-refundable to Buyer, except as otherwise provided in this Agreement.  The Deposit (together with any interest earned thereon) shall be applied and credited to the Purchase Price at the Close of Escrow.

3.3                               Balance of Purchase Price.  Buyer shall deposit into Escrow the balance of the Purchase Price, as adjusted for costs and prorations to be made pursuant to Sections 12 and 13 of this Agreement, in cash or other immediately available federal funds, no later than 5:00 PM, Local Time, on the scheduled Close of Escrow.  Escrow Holder is hereby instructed by

Buyer and Seller to deliver to Seller the Purchase Price at Close of Escrow, adjusted as set forth in this Agreement.

3.4                               Alternative Structuring.

3.4.1                                 Notwithstanding the foregoing provisions of Section 3.3, Buyer and Seller acknowledge that Buyer has agreed, at Seller’s request, to attempt to accommodate (i) 825 Union Square Investor LLC, a Delaware limited liability company (the “899 Continuing Partner”), which is a partner in the 899 Seller as of the Effective Date of this Agreement, and (ii) 941 Union Square Investor LLC, a Delaware limited liability company (the “999 Continuing Partner”), which is a partner in the 999 Seller as of the Effective Date of this Agreement, by (1) permitting the 899 Continuing Partner, through a Continuing Partner Accommodation Entity (as defined below), to continue as a tax member within the ownership of the 899 Property following the Closing, and (2) permitting the 999 Continuing Partner, through a Continuing Partner Accommodation Entity, to continue as a tax member within the ownership of the 999 Property following the Closing.  In order to effectuate such accommodation, but subject to reaching agreement with the Continuing Partners (defined below) on the Definitive Agreements (defined below), Buyer and Seller shall structure the transactions contemplated in this Agreement as set forth below and the following provisions shall be applicable:

(a)                                             The parties shall treat, solely for federal income tax purposes (including, without limitation, Treas. Reg. § 1.708-1(c)), the transactions set forth in this Agreement (i) with respect to the 899 Property, as a merger of 899 Seller into Holdco (defined below), and (ii) with respect to the 999 Property, as a merger of 999 Seller into Holdco, in each case with Holdco as the surviving partnership.

(b)                                             The aggregate consideration to be paid for the Property by Buyer to Seller shall be (i) an amount (the “Cash Consideration Amount”) equal to the difference between (A) the Purchase Price and (B) the Retained Interest Value (defined below), plus (ii) the Buyer Interest (defined below), which shall be conveyed directly to the Continuing Partners (defined below) at Closing.  At Closing, the Buyer Interest shall have a value equal to the Retained Interest Value, and from and after Closing, the Buyer Parties (defined below) shall have no rights arising from the Retained Interest to any distribution or other consideration received or receivable by any of the entities constituting Seller.  At Closing, the Definitive Agreements (defined below) shall be executed and delivered by the respective parties thereto to evidence the terms and conditions of the Buyer Interest to be granted under this Section 3.4.  At Closing, Escrow Holder is hereby instructed by Buyer and Seller to deliver to Seller the Cash Consideration Amount, adjusted as set forth in this Agreement in the same manner as the Purchase Price, and Seller may remit such amount to its constituent partners, with all amounts so delivered and remitted being treated for tax purposes as having been paid directly to the applicable constituent partner(s) for their interests in the applicable Seller entity in accordance with the provisions of this Section 3.4.

(c)                                              Pursuant to Treas. Reg. § 1.708-1(c)(4), and solely for federal income tax purposes, the parties hereto agree that the transactions set forth in this Agreement with respect to the 899 Property and the 999 Property shall be treated as “assets over” merger of each of the 899 Seller and the 999 Seller into Holdco, with Holdco as the surviving partnership, with the partnership interests of CIM in the 899 Seller and the 999 Seller being sold to Holdco in consideration of the Cash Consideration Amount (as adjusted pursuant to the terms of this Agreement) immediately prior to the merger, and with each of 899 Seller and 999 Seller dissolving and liquidating.  CIM joins in the execution of this Agreement to evidence its consent to the special merger buyout rule pursuant to the applicable Treasury Regulations.  The 899 Seller and the 999 Seller will make a Section 754 election for the 2019 taxable year.

3.4.2                                 As used in this Section 3.4, the following additional terms have the meanings set forth below:

(1)         “Buyer Interest” shall mean a limited liability company interest (a partnership interest for federal income tax purposes) in Holdco, as evidenced by the Holdco Agreement.

(2)         “Buyer Members” means, collectively, an affiliate of USAA Real Estate Company and an affiliate of Buyer, which may own their interests in Holdco directly or through one or more entities.

(3)         “CIM” means:  (i) with respect to the 899 Property, the collective reference to CIM Urban REIT Properties X, L.P. and CIM/825 Union Square GP LLC; and (ii) with respect to the 999 Property, the collective reference to CIM Urban REIT Properties XI, L.P. and CIM/941 Union Square GP LLC.

(4)         “Continuing Partner Accommodation Agreements” means the collective reference to the limited liability company agreements of each Continuing Partner Accommodation Entities in form and substance satisfactory to the Buyer Members and the Continuing Partners.

(5)         “Continuing Partner Accommodation Entities” shall refer to two single-member limited liability companies (treated as disregarded entities for federal income tax purposes), one of which shall be wholly owned economically by the 899 Continuing Partner and the other of which shall be wholly owned economically by the 999 Continuing Partner, and each of which shall be managed by a non-economic manager entity controlled by one or more of the Buyer Members or an affiliate of one or more of the Buyer Members.  Alternatively, the Continuing Partner Accommodation Entities could be one single member limited liability company that is owned economically by both Continuing Partners and otherwise satisfies the foregoing condition.

(6)         “Continuing Partners” means the collective reference to the 899 Continuing Partner and the 999 Continuing Partner.

(7)         “Definitive Agreements” means the collective reference to the final, definitive Holdco Agreement, Continuing Partner Accommodation Agreements and any other agreement necessary or desirable by the Buyer Members to effectuate the alternative structuring described in this Section 3.4, each in form and substance acceptable to each of the Buyer Members and each of the Continuing Partners after Buyer Members’ determination that the structure of the transaction as set forth in this Section 3.4 has no adverse tax consequences to any of the Buyer Members or any direct or indirect equity holder of any Buyer Member or any subsidiary of any Buyer Member.

(8)         “Holdco” shall mean a joint venture between the Continuing Partner Accommodation Entities and the Buyer Members (directly or through one or more entities) and possibly one or more other members, which entity will own, directly and/or indirectly, all of the interests in the entities that will take title to the Property at Closing.

(9)         “Holdco Agreement” shall mean that certain limited liability company agreement of Holdco to be entered into by the members thereof at the Close of Escrow.

(10)  “Retained Interest” shall mean, collectively, the Continuing Partners’ interests in Seller, held through the Continuing Partner Accommodation Entities.

(11)  “Retained Interest Value” shall mean an amount equal to $12, 557.

3.4.3                     In the event that Buyer determines that it is unable to reach agreement with the Continuing Partners on the terms and conditions of the Definitive Agreements acceptable to Buyer Members and the Continuing Partners prior to the scheduled Closing Date, Buyer shall notify Seller in writing of such event on or before July 26, 2019.  Seller shall have a period of up to five (5) business days following receipt of such notice (the “Negotiation Period”) to attempt to resolve with the Continuing Partners the issues that are preventing such final, acceptable Definitive Agreements, or to obtain the Akridge Waiver (defined below) (as evidenced by the deposit of such Akridge Waiver into Escrow together with irrevocable and unconditional instructions from the Continuing Partners instructing the Escrow Agent to release the Akridge Waiver at the Close of Escrow (“Waiver Escrow Instructions”).  In the event that during the Negotiation Period, (x) the Definitive Agreements acceptable to Buyer and the Continuing Partners are not finalized and the Akridge Waiver (with the Waiver Escrow Instructions) has not been deposited into Escrow or (y) the Akridge Waiver (with the Waiver Escrow Instructions) has not been deposited into Escrow, Buyer shall have the right to elect, by written notice to Seller (“Buyer’s Election Notice”) given within three (3) business days following the expiration of the Negotiation Period, to either (1) extend the Negotiation Period for an additional thirty (30) days, during which period Buyer, with Seller’s assistance, shall continue to attempt to reach agreement with the Continuing Partners for Definitive Agreements acceptable to Buyer Members and the Continuing Partner, or (2) proceed with the Close of Escrow in accordance with the terms and conditions of this Agreement, without the Continuing Partners continuing as tax members following the Close of Escrow as if this Section 3.4 (including Sections 3.4.1 through 3.4.3) were not set forth herein; provided, however, that in the event Buyer elects to proceed with the Close of Escrow in accordance with this clause (2), Seller shall have the right to terminate this Agreement (the “Termination Right”) by performing each of the following (collectively, the “Termination Conditions”): (i) within three (3) business days following receipt of Buyer’s Election Notice, giving written notice of such termination to Buyer (the “Termination Notice”) and paying to Buyer a termination fee in the amount of $300,000 (the “Termination Fee”) and instructing Escrow Holder to deliver the Deposit and any interest earned thereon to Buyer, and (ii) paying any Cancellation Charges (defined in Section 14.1.4), and thereafter this Agreement shall terminate and neither party shall have any rights or obligations under this Agreement other than any obligations that expressly survive termination of this Agreement.  The Closing shall be extended to afford the time periods set forth in this Section.

3.4.4                     In the event that Buyer elects to extend the Negotiation Period in accordance with the foregoing provisions of clause (1) of Section 3.4.3, and Buyer Members and the Continuing Partners remain unable to reach agreement on the Definitive Agreements acceptable to Buyer and the Continuing Partners before the expiration of the Negotiation Period (as so extended), then the parties shall proceed with the Close of Escrow on the later of the scheduled Closing Date and the third (3rd) business day following the expiration of the Negotiation Period (as so extended) in accordance with the terms and conditions of this Agreement, without the Continuing Partners continuing as tax members following the Close of Escrow as if this Section 3.4 (including Sections 3.4.1 through 3.4.4) were not set forth herein; provided that Seller shall have the right to exercise the Termination Right by fully performing the Termination Conditions (except that the Termination Notice and Termination Fee must be delivered to Buyer within two (2) business days following the expiration of the Negotiation Period (as so extended)).  To the extent necessary, the Closing Date shall be automatically extended to afford the time periods set forth in this Section 3.4 (including, without limitation, Sections 3.4.3 and 3.4.4). For avoidance of doubt, no extension or termination shall be available if the Akridge Waiver (with the Waiver Escrow Instructions) has been deposited into Escrow prior to the end of the Negotiation Period or the business day prior to the date scheduled for Closing, whichever is later.

3.4.5                     For federal income tax purposes, the parties hereto agree that the transactions set forth in this Agreement with respect to the 901 Property shall be treated as a purchase of 100% of the 901 Property by Holdco (directly or indirectly through one or more entities) from the 901 Seller followed by a liquidation of the 901 Seller.

3.4.6                     Seller shall not, and shall not cause or allow any of the entities constituting Seller (other than limited partners not controlled by CIM) to, make an election to have the partnership audit rules (the “Partnership Audit Rules”) in Sections 6221-6226 of the Internal Revenue Code of 1986, as amended, enacted by the Bipartisan Budget Act of 2015 apply to taxable years prior to 2018.

3.4.7                     In the event that Seller (or a successor entity for purposes of the Partnership Audit Rules) is audited by the IRS, Seller will use its commercially reasonable efforts to cause the Seller (or applicable entity constituting Seller) to elect to make the push-out election pursuant to Section 6226 of the Internal Revenue Code of 1986, as amended.

3.4.8                     In the event that (a) prior to the Close of Escrow, one or both of the Continuing Partners (or their respective affiliates) initiates litigation to prevent or delay the sale of the Property by Seller to Buyer, or (b) Seller fails to deliver to Buyer the fully executed Akridge Waiver in accordance with Section 7.10, Buyer shall have the right to terminate this Agreement by delivering written notice to Seller on or prior to the then scheduled Closing Date, in which event Seller shall pay to Buyer the Termination Fee no later than the third (3rd) business day following Seller’s receipt of Buyer’s termination notice (which payment obligation shall survive such termination of this Agreement), Escrow Holder shall promptly deliver the Deposit and any interest earned thereon to Buyer, Seller shall be solely responsible for any Cancellation Charges, and this Agreement shall terminate, and thereafter neither party shall have any rights or obligations under this Agreement other than any obligations that expressly survive termination of this Agreement.

4.                                      Opening and Close of Escrow.

4.1                               Opening of Escrow.  For the purposes of this Agreement, the “Opening of Escrow” shall be the date that Escrow Holder receives a fully executed original or executed counterpart copies of this Agreement signed by Buyer and Seller.  Escrow Holder is instructed to notify Buyer and Seller, in writing (which may be by email transmission), of the date of Opening of Escrow.  Buyer and Seller agree to execute, deliver and be bound by any reasonable and customary supplemental instructions that may be reasonably requested by Escrow Holder or that may be necessary or convenient to consummate the transaction contemplated by this Agreement that are not inconsistent with this Agreement.  However, the supplemental instructions shall not supersede this Agreement as between Buyer and Seller, and in all cases this Agreement shall control as between them.  All supplemental instructions shall be in writing and signed by Seller, Buyer and Escrow Agent.

4.2                               Close of Escrow.  For purposes of this Agreement, “Close of Escrow” or “Closing” shall mean the date that a deed conveying marketable fee simple title to the Property (the “Deed”) is recorded in the District; provided, however, that at Buyer’s option, the Closing shall occur by a “gap” style closing, with recording of the Deed to occur on the morning immediately following the date of the Closing, in which event the parties shall execute such additional reasonable escrow instructions and indemnity agreements as are customary and requested by the Escrow Holder to allow the “gap” style Closing.  The Deed shall be executed by Seller in the form attached as Exhibit B, with the execution properly notarized in form for recordation in the public records of the District.  The Closing shall take place on the Closing Date, subject to the terms and conditions of this Agreement.

5.                                      Review and Right of Entry.

5.1                               Review.  While this Agreement is in effect, Buyer shall have the right to examine and investigate all aspects of the Property, including without limitation grading, settling, soil composition and condition, drainage, hydrology, existence of mold and/or Hazardous Materials (as defined below), structural aspects, easements, rights of way, feasibility, building and other permits, approvals, laws and restrictions, land use and other governmental conditions and restrictions, likelihood of condemnation, zoning matters, traffic and flight patterns, demographics, title matters, all declarations of covenants, conditions & restrictions and other documents of record affecting the Property, matters disclosed by a survey of the Property if Buyer should obtain such a survey and/or desire an ALTA extended coverage owner’s policy of title insurance, the Leases, tenant quality and credit, contracts that will survive Close of Escrow (if any), income and expenses of the Property and each portion thereof, matters that would be disclosed by investigations of the types contemplated by Section 5.2, and all other matters related to the suitability of the Property for Buyer’s intended purposes, use and investment.  All square footages, dimensions and sizes (if any) in any materials furnished or made available by Seller are approximate.  Prior to the Effective Date of this Agreement, Buyer was urged to independently verify all of such information.  Buyer was also urged to conduct its own investigations with the District regarding any impact the zoning of the Property may have on Buyer’s intended use of the Property.  Seller has delivered or made available to Buyer the documents and materials set forth on Exhibit D (collectively, the “Seller Information”).  The Title Company has issued to Buyer a preliminary title report dated March 22, 2019 (the “PTR”) and a copy of all recorded underlying documents.  Buyer acknowledges that the Seller Information does not include and that Seller shall not be obligated to disclose to Buyer any of the following (the “Protected Information”) in Seller’s possession or available to Seller: (a) information contained in Seller’s credit reports (other than credit reports for Seller’s tenants), Seller’s credit authorizations, Seller’s credit or financial analyses or projections, steering committee sheets, account summaries or other internal documents relating to the value of the Property, including any valuation documents and the book value of the Property; (b) material which is subject to attorney client privilege or which is attorney work product excluding (1) any items which Seller would be obligated to disclose under law, and (2) any items relating to the environmental condition of the Property; (c) appraisal reports or letters;  (d) financials of Seller or any affiliate of Seller (other than Property level financial statements); or (e) material which Seller is legally required not to disclose.

5.2                               Right of Entry.  So long as this Agreement has not been terminated, Seller hereby agrees that, subject to the rights of tenants or occupants of the Property, Buyer and its agents, employees, representatives, contractors and subcontractors (collectively, “Buyer’s Representatives”) may enter upon the Property in order to inspect the Property and to conduct reasonable surface soils and environmental tests and inspections, engineering studies and land and other surveys; provided:

5.2.1                                 Buyer shall give Seller not less than one business day’s prior written notice before each such entry on to the Property (which may be by email to Christopher Leddy (cleddy@cimgroup.com) (the “Seller’s Representative”) and shall permit Seller to have a designated representative oversee any activities performed on the Property by or on behalf of Buyer or persons purportedly acting on Buyer’s behalf.

5.2.2                                 None of the activities by or on behalf of Buyer shall damage the Property (other than incidental damage promptly repaired by Buyer), materially interfere with the tenants, customers of tenants, or materially impair the drainage of the Property.

5.2.3                                 Buyer shall provide Seller with a certificate of insurance demonstrating that Buyer and any contractor, subcontractor, or other consultant, agent or representative entering on to the Property are covered for such entry by commercial general liability insurance on an “occurrence basis” with a per occurrence limit of at least Two Million Dollars ($2,000,000.00) and an aggregate limit of at least Three Million Dollars ($3,000,000.00), naming Seller and such other entities as Seller may designate as additional insured, and such insurance shall be issued by insurance companies authorized to do business in the District and rated A-VIII or better in the most current issue of “Best’s Key Rating Guide and shall be in place at the time of each such entry.

5.2.4                                 Buyer hereby covenants and agrees that (a) no such entry or activities by Buyer or Buyer’s Representatives or contractors shall cause or directly or indirectly result in any damage to the Property (other than minor damage promptly repaired by Buyer), impairment of or to the drainage of the Property or materially interfere with any of the rights of any tenant or occupant of any premises at or within the Property, (b) neither it nor any person or entity acting for it or on its behalf in any capacity shall conduct any destructive or invasive testing, including without limitation obtaining borings, without Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (c) Buyer shall return the Property to its prior condition immediately after each entry thereon by or on behalf of Buyer, (d) Buyer shall pay in full for all such inspections, tests and any other work and activities conducted or materials furnished at the property by or for Buyer as and when due; and (e) Buyer shall cause the Property at all times to be free and clear of any mechanic’s liens or materialmen’s liens arising out of any such activities by Buyer or Buyer’s Representatives.

5.2.5                                 Prior to the Effective Date of this Agreement, Seller coordinated and arranged Buyer interviews with tenants of the Property, which have been completed to Buyer’s satisfaction.

5.2.6                                 Buyer shall indemnify and hold harmless Seller and its employees, agents, contractors and representatives against Claims (as defined in Section 8.8 below) arising out of the acts or omissions of Buyer or Buyer’s Representatives while on or about the Property, including without limitation those arising from any breach of any of Buyer’s covenants contained in this Section 5.2.  The foregoing indemnity does not extend to any Claims arising from the gross negligence or willful misconduct of Seller or its agents, employees, contractors, tenants or invitees or to any conditions on the Land or in the Improvements existing prior to entry thereon or therein by Buyer or Buyer’s Representatives to the extent such conditions were not exacerbated due to the gross negligence or intentional misconduct of Buyer or Buyer’s Representatives and in no event shall Buyer be liable for any punitive, consequential or other special damages.  Mere discovery of conditions existing on the Land or in the Improvements shall not be deemed to have exacerbated such conditions.

The provisions of Sections 5.2.1 through 5.2.6, inclusive, shall survive the Close of Escrow or the termination of this Agreement for any reason.

5.3                               Condition of Title.  At the Close of Escrow, Seller shall convey to Buyer title to the Property by the Deed, subject only to the following matters (“Approved Title Conditions”):  (a) a lien for real property taxes not then delinquent; (b) the rights of tenants under the Leases as tenants only; (c) the encumbrances and matters listed on Schedule 5.3 attached hereto and the matters shown on that certain survey of the Property prepared by CDS — Commercial Due Diligence Services (the “Surveyor”) dated April 11, 2019 (the “Survey”); (d) except for Seller’s Required Removal Items (as defined below), all matters of record and any items and matters first revealed by any update or supplement to the PTR and/or any update or supplement to the Survey obtained by Buyer following the Effective Date of this Agreement to which Buyer does not object or waive in accordance with Section 7.6; and (e) matters affecting the condition of title to the Property created by or with the consent of Buyer.  The Approved Title Conditions shall not include, and in no event shall Buyer be deemed to have agreed to accept title subject to, (i) monetary liens or security interests against Seller and/or the Property, including, without limitation, mechanics’ or contractors’ liens (ii) encumbrances that have been voluntarily placed against the Property by Seller after the date of the PTR without Buyer’s prior written consent and that will not otherwise be satisfied on or before the Close of Escrow, or (iii) so called “standard” exceptions that can be removed from the PTR by Seller’s delivery of a customary owner’s title affidavit or gap indemnity (all of the foregoing hereinafter collectively referred to as the “Seller’s Required Removal Items”).  Seller shall be obligated to satisfy Seller’s Required Removal Items at or prior to Closing, provided that Seller shall not be obligated to remove any monetary lien in excess of 1% of the Purchase Price placed on the Property after the date hereof without Seller’s express consent.  If Seller elects not to remove any such monetary lien in excess of 1% of the Purchase Price, Buyer may elect to terminate this Agreement by giving Seller written notice of its election to do so.  If Buyer exercises such termination right, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations under this Agreement, except as expressly set forth herein to the contrary. Buyer acknowledges that Seller did not participate in arranging for, commenting on or supervising the Survey, and Seller has no responsibility for the accuracy of the Survey or the information contained therein.

6.                                      Buyer’s Covenants.  Buyer hereby covenants to do the following:

6.1                               Entitlements.  Prior to the Close of Escrow, Buyer shall not make any submittals for a zoning change, variance, subdivision map, lot line adjustment or other governmental act, approval or permit with respect to the Property or submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency without Seller’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

6.2                               Payment of Invoices.  Buyer shall pay in full all bills and invoices for labor, goods, materials, services and utilities of any kind relating to the Property which were contracted for by or on behalf of Buyer.

6.3                               No Contact.  Neither Buyer nor Buyer’s Representatives shall contact any governmental agencies, tenants, vendors, employees, consultants or contractors concerning the Property prior to the Close of Escrow without obtaining Seller’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing covenant shall not be violated by contact with governmental agencies in the ordinary and customary course of Buyer’s investigation of the Property or Buyer’s interviews with tenants pursuant to Section 5 hereof.

7.                                      Seller’s Covenants and Obligations.  Seller covenants with Buyer that, so long as this Agreement remains in effect:

7.1                               Conveyances. At any time when Buyer is in material breach of this Agreement beyond any applicable notice, grace or cure period, Seller may enter into “back up” agreements or options to sell the Property to others so long as such agreements are expressly subject to the rights of Buyer hereunder and shall be of no further force or effect after the Closing; provided, that, so long as Buyer is not in material breach of this Agreement, Seller shall not directly or indirectly negotiate with any third party respecting the sale of the Property, or any portion thereof or any interest therein.

7.2                               Payment of Invoices.  Seller shall pay in full all bills and invoices for labor, goods, materials, services and utilities of any kind relating to the Property which were contracted for by or on behalf of Seller.

7.3                               Leases. Seller shall not enter into or consent to any Lease or Lease amendment, modification, termination, expansion, renewal, lease assignment or sublease for the Property or premises therein without the prior written approval of Buyer (other than consents to assignment or subleasing which in Seller’s reasonable judgment are required to be granted under the applicable Lease, provided that Seller shall provide Buyer with copies of all such consents), which approval may be withheld in Buyer’s sole discretion.  Except as required in Seller’s reasonable judgment to prevent injury to natural persons or damage to property, Seller shall not exercise any default remedies under the Leases including commencing any legal action against a tenant or applying any security deposits or draw upon letters of credit, as applicable, without the prior written consent of Buyer, which may be withheld in Buyer’s sole discretion, provided that Seller may draw down a letter of credit any amount of rent in default past any applicable notice and cure period under the applicable Lease without the prior written consent of Buyer provided that Seller shall provide Buyer with notice of any such draw down at least 2 Business Days prior to the expiration of the Review Period.  Buyer shall either approve or disapprove any proposed Lease modification, amendment, termination, expansion, renewal, assignment or sublease or exercise of remedies submitted to Buyer for approval within five (5) business days of receipt.  Buyer’s failure to expressly approve or disapprove of any such proposed Lease modification, amendment, termination, expansion, renewal, assignment or sublease or exercise of remedies within said five (5) business day period shall conclusively constitute Buyer’s approval of same.  Seller shall deliver to Buyer, promptly after receipt by Seller, a copy of all current written default and other material notices to and from tenants during the term of this Agreement.  Buyer shall, at Close of Escrow, assume the obligation to pay and shall pay all Lease commissions, tenant improvement costs and other costs and expenses arising, or that shall have arisen, from or in connection with any Lease modification, amendment or lease assignment entered into with Buyer’s consent between the date hereof and the Close of Escrow in accordance with this Section 7.3 and which first become due following the Close of Escrow, such obligation to survive the Close of Escrow.

7.4                               Operation and Maintenance.  Subject to the terms and conditions of this Agreement, Seller shall cause the Property to be insured, operated and maintained only in the ordinary and usual course of business and consistent with past practice, and shall make non-capital repairs as necessary to continue such standard of maintenance, throughout the entire period from the date hereof until the Close of Escrow.  Seller shall not (i) enter into any contract or agreement respecting the Property which shall continue in effect following the Close of Escrow; or (ii) make or permit any material alterations to or upon the Property except for alterations required by law, emergency or the terms of a Lease, in the case of clause (i) and (ii), without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion.  Seller shall not remove from the Property any item of Personal Property, unless such item, in each case, is replaced with a similar item of comparable utility and value.

7.5                               Service Contracts. Seller shall not alter or amend any Service Contract or become a party to any new Service Contract that will survive the Close of Escrow without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion.  Seller shall deliver to Buyer, promptly after receipt by Seller, a copy of all current written default and other material notices from the service providers under any Service Contracts.  Prior to the Effective Date of this Agreement, Buyer provided to Seller a list of all Service Contracts that Buyer will assume at Closing (such Service Contracts that Buyer expressly elects to assume in such notice, if any, being the “Assumed Service Contracts”).  Seller, at Seller’s sole cost and expense, shall (i) terminate effective as of Closing all property management and leasing agreements affecting the Property and (ii) attempt to arrange for the termination effective as of Closing all Service Contracts, other than the Assumed Service Contracts, provided that if any such Service Contracts to be terminated as of Closing are not terminable by their terms effective as of Close of Escrow because of prior notice requirements that are not waived by the Service Contract parties other than Seller, Seller shall give prompt notice of the termination of such Service Contract(s) to the counterparty thereunder as of the Close of Escrow, and Buyer shall assume the obligations of Seller under such Service Contract(s) arising from and after the Close of Escrow through the effective date of the termination thereof, but shall not be obligated to assume any obligations of Seller accruing prior to Closing.  Buyer will assume the obligations of Seller arising from and after the Close of Escrow under the Assumed Service Contracts, but shall not be obligated to assume any obligations of Seller accruing prior to Closing.

7.6                               Title Matters. Seller shall not voluntarily, or authorize any other person to, encumber title to the Property without Buyer’s prior consent.  In the event that any amendment or supplement of the PTR first received by Buyer following the Effective Date of this Agreement, or any update of the Survey first obtained by Buyer following the Effective Date of this Agreement, includes exceptions or matters that are unacceptable to Buyer, then Buyer shall have until five (5) business days following Buyer’s receipt of any such amended or supplemented PTR or update to the Survey notify Seller of any disapproved item disclosed in the amended or supplemented PTR or update to the Survey. In the event Seller is unwilling to commit to remove all of the exceptions objected to by Buyer prior to Closing (other than the Seller’s Required Removal Items which Seller must remove), Buyer may terminate this Agreement by delivering notice thereof in writing to Seller by the earlier to occur of (i) the Close of Escrow or (ii) five (5) business days after Seller’s written notice to Buyer of Seller’s unwillingness to eliminate one or more of such title exceptions.  If Buyer terminates this Agreement pursuant to its rights set forth in the preceding sentence, the Deposit, together with all interest earned, shall be promptly returned to Buyer and neither party shall have any further obligations under this Agreement, except that if the recording of such new exceptions is a default by Seller under this Agreement, then notwithstanding the foregoing, Buyer shall be entitled to all rights and remedies provided in this Agreement upon the occurrence of a default by Seller. Seller’s failure to give notice shall be deemed its election not to remove such title exceptions.

7.7                               Estoppel Certificates.

7.7.1                                 Prior to the Effective Date of this Agreement, Seller delivered to Buyer an Acceptable Estoppel Certificate (as defined below) from all of the tenants of the Property except with respect to Johns Hopkins University (“JHU”) and Save the Children, provided that it is anticipated that as of the Close of Escrow some or all of such certificates shall be dated more than thirty (30) days prior to the Close of Escrow, thereby such certificates shall not satisfy the requirement set forth in clause (iv) of the definition of Acceptable Estoppel Certificate set forth below.  Seller shall use commercially reasonable efforts to obtain and deliver to Seller at least two (2) business days prior to the Close of Escrow renewed (i.e., dated within thirty (30) days prior to the Close of Escrow) Acceptable Estoppel Certificates or a date-down certificate in the form of Exhibit Q dated not more than forty-five (45) days prior to the Close of Escrow, (i) executed by the District of Columbia Government regarding the Department of Health, NeighborWorks, the GSA (as hereinafter defined) regarding each of the Government Leases (as hereinafter defined), Save the Children and JHU, which, with respect to the Acceptable Estoppel Certificate or date-down certificate to be obtained from each of JHU and Save the Children, must certify that there are no tenant improvement allowances due from Seller to such tenant and (ii) from such other tenants as are required by Buyer’s lender as a condition to closing on Buyer’s financing of the acquisition; provided that Buyer has notified Seller of same in writing on or before June 14, 2019 (collectively, the “Renewed Estoppel Certificates”).

7.7.2                                 In the case of the estoppel certificates to be obtained from the tenants, an “Acceptable Estoppel Certificate” shall mean an estoppel certificate that: (i) is consistent with the terms and provisions of the copy of the applicable tenant’s Lease provided by Seller to Buyer and the representations of Seller contained in this Agreement, (ii) is substantially in the form of the estoppel attached hereto as Exhibit H-1, or in the form of estoppel attached to the applicable tenant’s Lease, if a form is so attached, or, subject to Buyer’s consent in its reasonable discretion, in the case of any national or regional tenant, in the customary form used by such tenant, or with respect to Leases under which the tenant is the United States of America (“Government”), either acting through the General Services Administration (“GSA”) or another agency of the Government (“Government Leases”), in the form attached hereto as Exhibit H-2 or other form promulgated by Government, (iii) is certified to Buyer and (with respect to the Government Leases, to the extent available from the Government) its lender and their successors and assigns, (iv) is dated within thirty (30) days of the Close of Escrow, (v) does not claim that Seller is in default or has an outstanding obligation for payment, (vi) does not claim an offset or deduction to a tenant’s payment obligations under its Lease, as applicable, (vii) does not make an affirmative claim against Seller or disclose any other material dispute with Seller, (viii) has all blanks completed or marked as not applicable, as appropriate, and contains information consistent with the terms of the lease documents provided to Buyer in the Seller Information prior to the date hereof, and (ix) has all exhibits completed and attached, as applicable. For clarification purposes, an estoppel certificate that meets the foregoing criteria shall nonetheless be an Acceptable Estoppel Certificate even though a tenant modifies any statement in the estoppel certificate that it has no offset rights and/or claims and/or that Seller is not in default under the applicable lease by including a best or actual knowledge limitation, and/or if any or all guarantors of the applicable lease do not execute such estoppel.  Seller shall provide Buyer with a reasonable opportunity to review each draft estoppel certificate, completed with all applicable information, prior to delivering it to the applicable tenant.

7.7.3                                 Seller shall use commercially reasonable efforts to obtain and deliver to Seller at least two (2) business days prior to the Close of Escrow a fully executed estoppel certificate in the form attached hereto as Exhibit N with respect to that certain Declaration of Sewer Covenant and Easement dated March 5, 2013, made by Union Square Plaza Owner, L.P., Union Square 825 Property, L.P., and CIM Urban REIT Properties VI, L.P. recorded as Document No. 2013051971 and re-recorded as Document No. 2013059672 (the “Declaration Estoppel Certificate”). As used in the preceding sentence, “commercially reasonable efforts” shall mean the submission of the requested form and at Buyer’s written request at least two follow up emails.

7.8                               Novation Acceptance Letter.  Seller shall use its commercially reasonable efforts to deliver to Buyer a letter substantially in the form of Exhibit L with respect to each Government Lease executed by the GSA and acknowledging the form of Novation Agreement (the “Novation Acceptance Letter”) and Seller shall deliver to Buyer any executed Novation Acceptance Letter upon receipt of same.  Seller’s failure to obtain any Novation Acceptance Letter executed by the GSA shall not constitute a default hereunder or be a condition precedent to Closing.

7.9                               SNDAs.  Upon the request of Buyer, Seller shall request, at no material cost or expense to Seller, the tenants execute a subordination and non-disturbance agreement in the form requested by Buyer (an “SNDA”) and Seller shall deliver to Buyer any executed SNDA upon receipt of same.  Seller’s failure to obtain an SNDA from the tenants shall not constitute a default by Seller hereunder or be a condition precedent to Closing.

7.10                        Akridge Waiver.  Seller shall obtain and deliver to Buyer at least one (1) business days prior to the Close of Escrow a fully executed waiver and release, in recordable form and otherwise in the form attached hereto as Exhibit P (the “Akridge Waiver”).

8.                                      Representations and Warranties; Releases; “As Is” Sale.

8.1                               Seller’s Representations.  Seller, hereby represents and warrants to Buyer as follows (which representations and warranties shall be deemed to have been made again as of the Closing Date):

8.1.1                                 Valid Formation/Authority.  Each Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is duly qualified to business under the laws of the District of Columbia.  Each Seller has the full power, capacity, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the conveyance of the Property to Buyer).  This Agreement is a legal, valid and binding obligation of each Seller. The individuals executing this Agreement and the instruments referenced herein on behalf each Seller have the legal power, right and actual authority to bind each Seller to the terms and conditions hereof and thereof.

8.1.2                                 Due Execution.  This Agreement and all other documents executed and delivered by each Seller pursuant to this Agreement shall constitute the legal, valid and binding obligations of each Seller in accordance with the terms of each instrument.  This Agreement and all other instruments delivered to Buyer: (i) have been duly authorized by all necessary action on the part of each Seller’s officers and directors, and all necessary partnership action and no consent of any partner, shareholder, creditor, investor, judicial or administrative body, government or quasi-governmental authority or other third party is required for each Seller to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) have received all required governmental approvals, (iii) do not violate any law, (iv) do not conflict with or constitute a default under any indenture, agreement or other instrument to which each Seller is a party or by which each Seller, any officers or directors of each Seller, or the Property may be bound, and (v) are not threatened with invalidity or enforceability by any action, proceeding or investigation pending or threatened by or against each Seller, any officer or director of each Seller, or the Property.

8.1.3                                 Pending Actions.  Except as set forth on Schedule 8.1.3 attached hereto or as disclosed in the Seller Information, there is no suit, action, arbitration, judgment, order, decree, condemnation action or other proceeding that is pending or, to Seller’s knowledge, threatened to which Seller is a party, which is likely to adversely affect the ownership, use, condition or value of the Property or Seller’s ability to perform its obligations under this Agreement or the documents to be executed and delivered by it as specified herein.

8.1.4                                 Leases.  The copies of Leases (including all guarantees, amendments, letter agreements, addenda and/or assignments thereof) and brokerage agreements made available to Buyer with the Seller Information are true and complete copies.  The Lease Schedule sets forth a true and correct list of all Leases (including all guarantees, amendments, letter agreements, addenda and/or assignments thereof) and leasing brokerage agreements.  Except as described on the Lease Schedule, (i) the Leases are in full force and effect and have not been amended, modified or waived and, (ii) Seller has not entered into or assumed any other written agreements or licenses with respect to any possessory rights, use of the Property or tenancies of the Property, and to Seller’s knowledge there are no other such agreements or licenses.  Except in connection with any financing now or previously secured by the Property (all of which assignments shall be terminated and released as of the Close of Escrow), Seller has not assigned its interest in the Leases or the rents and other income thereunder. To Seller’s knowledge, except as set forth on the Lease Schedule, no tenant has assigned its interest in its Lease or sublet a portion of the Property.  Each tenant under the Leases has accepted its leased premises under its respective Lease and all of landlord’s obligations to construct tenant improvements have been paid and performed in full.  Except as shown on Schedule 8.1.4(a), all construction allowances, tenant buildout, moving expenses, lease buy outs, lease termination payments, or other inducement amounts due by the landlord under the leases and any free rent or rent abatements available to tenants under the Leases

(collectively, “Tenant Inducement Costs”) have been paid in full by landlord to the respective tenant.  Except as set forth on Schedule 8.1.4(b), no tenant is delinquent in the payment of rent and no tenant has paid fixed rent for more than one (1) month in advance.  Seller is not in default in the performance of any material covenant to be performed by landlord under the Leases, and to Seller’s knowledge, no tenant has any material claims or offsets against Seller pursuant to the Leases.  To Seller’s knowledge, there is no monetary or material non-monetary default or breach on the part of any tenant under its Lease, except as set forth on Schedule 8.1.4.  No guarantor under the Leases has been discharged of its obligations by Seller.  Seller has not received any notice of a bankruptcy event involving any of the tenants under the Leases.  Except as expressly set forth in the Leases, there are no rights to lease or sublet, rights of renewal, extension, expansion, cancellation, termination or modification, options to lease, rights of first refusal to lease in effect.  No tenant (or any auditor on behalf of a tenant) has given to landlord any notice of its intention to audit any operating expense, real estate tax or other charges billed to such tenant and to Seller’s knowledge no such audits are currently being conducted.

8.1.5                                 Service Contracts.  A complete schedule of all Service Contracts is attached hereto as Schedule 8.1.5 (the “Service Contracts Schedule”). Seller has made available to Buyer true, correct and complete copies of all such Service Contracts and all such Service Contracts are in full force and effect.  Except as set forth on the Service Contracts Schedule, to Seller’s knowledge there are no defaults by any contactor.  There are no material defaults by the Seller under the service contracts.  Except as set forth on the Service Contract Schedule, there are no contracts, agreements, arrangements or contractual obligations relating to the upkeep, maintenance, operation, management or leasing of the Property to which Seller is a party and that would be binding on Buyer or the Property after the Close of Escrow. All amounts due and payable under the Service Contracts have been paid in full or will be paid in full at Closing.

8.1.6                                 Assessments.  To Seller’s knowledge, no special assessments that have not been previously charged or placed of record with respect to the Property are pending, contemplated or threatened with respect to the Property.

8.1.7                                 Environmental Reports.  The environmental reports listed on Schedule 8.1.7 are the only environmental reports (collectively, the “Environmental Reports”) in Seller’s possession or control and Seller has made available to Buyer true, correct and complete copies of the Environmental Reports.  Except as set forth in the Environmental Reports, Seller has not received any written notice of any pending administrative, regulatory or judicial actions, suits, noncompliance, violation, or investigation relating to Hazardous Materials or any Environmental Law (as such terms are defined below) against or affecting Seller or the Property that have not been remedied or cured, in each case.

8.1.8                                 OFAC.  Seller is not now, and shall not at any time until the Close of Escrow be, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a

United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.  Neither Seller nor (to Seller’s knowledge) any Person who is affiliated with or owns an interest in Seller (collectively, a “Seller Party”) does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by OFAC; Seller is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Seller under the terms of this Agreement will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

8.1.9                                 Patriot Act.  Neither Seller nor (to Seller’s knowledge) any Seller Party, nor (to Seller’s knowledge) any Person having a beneficial interest in Seller, nor any Person for whom Seller is acting as agent or nominee, nor (to Seller’s knowledge) any Person providing funds to Seller (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations, including without limitation the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (all of such laws, regulations and sanctions are referred to collectively as “Anti-Money Laundering Laws”); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any United States government-provided list of known or suspected terrorists or terrorist organizations.

8.1.10                          No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller and, to Seller’s knowledge, no person or party is contemplating filing or has threatened to file any such petition or action against Seller.

8.1.11                          Rent Roll; Operating Statements.  Attached hereto as Schedule 8.1.11, is a copy of the rent roll for the Property used by Seller in connection with its operation of the Property and dated as of the Effective Date.  The operating statements of income and expense of Seller and the Property provided to Buyer are the operating statements used by Seller in connection with its operation of the Property for the periods reflected therein.

8.1.12                          Employees.  Seller has no employees and there is no obligation on the part of Seller to employee any employees at the Property which will be binding on Buyer after Closing.

8.1.13                          Tax Appeals.  Except as set forth on Schedule 8.1.13, Seller has not filed, and has not retained anyone to file, any notices of protest against, or to commence action to review, real property tax assessments against the Property, which actions remain pending.

8.1.14                          Lease Brokerage.  Except as set forth on Schedule 8.1.14, no brokerage or leasing commissions or other compensation is or will be due or payable to any party (“Lease Broker”) with respect to or on account of the Leases or any extensions or renewals thereof or any other actions by the tenants thereunder.

8.1.15                          Security Deposits.  The security deposits, including letters of credit that are listed on Schedule 8.1.15 are all of the security deposits, together with any interest thereon, being held by Seller under the Leases.

8.1.16                          Options and Rights.  Except as set forth on Schedule 8.1.16, Seller has not granted to any person or entity, and to Seller’s knowledge, no person or entity has, (i) any option to purchase the Property or any portion thereof, any right of first refusal or right of first offer to purchase the Property or any portion thereof, or (ii) any other right with respect to the development or operation of the Property or any portion thereof that will survive the Close of Escrow.

8.1.17                          Violations.  Seller has not received any written notification from any governmental or public authority that the Property or any portion thereof is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding.

8.1.18                          Condemnation.  Within the last three (3) years, Seller has not received any written notification from any governmental or public authority that the Property that any condemnation or other taking by eminent domain of the Property or any portion thereof has been instituted and to Seller’s knowledge, Seller has not received any such written notification prior to such three (3) year period.

8.1.19                          Partnership Audit Rules.  Neither Seller nor the entities constituting Seller has made an election to have the Partnership Audit Rules apply to taxable years prior to 2018.

Seller shall fully disclose to Buyer, promptly upon Seller becoming aware of its occurrence, any changes in facts or circumstances of which Seller becomes aware prior to the Closing that is likely to make any of the representations and warranties set forth above untrue.  At the Closing, Seller shall reaffirm and restate the above representations and warranties, subject to disclosure of any changes in facts or circumstances that may have occurred since the date hereof.  As reaffirmed and restated at Closing, the aforesaid representations and warranties shall survive the Closing for a period of nine (9) months (the “Survival Period”), after which time Seller shall have no liability with respect thereto unless Buyer shall have asserted a breach thereof in a written notice delivered to Seller prior to the expiration of the Survival Period and initiated litigation to enforce such claim within forty-five (45) days after Buyer’s notice to Seller (as such period may be extended with Seller’s written consent).

8.2                               Limitation on Seller’s Representations and Warranties. All of the representations and warranties of Seller contained herein are qualified by the Seller Information delivered by Seller to Buyer, the PTR, any reports, investigations, surveys, tests and/or analyses prepared or to be prepared by or on behalf of Buyer and actually received by the Buyer’s Knowledge Party not less than one (1) business day prior to the Effective Date of this Agreement, by any other written disclosures made to the Buyer by Seller or to the Buyer’s Knowledge Party from any source whatsoever (including as a result of Buyer’s due diligence studies, tests, inspections and investigations) not less than one (1) business day prior to the Effective Date of this Agreement.  In no event shall Seller be deemed to have breached any of the representations and warranties contained in this Agreement to the extent the facts or conditions alleged to constitute such breach were known by the Buyer’s Knowledge Party prior to the Effective Date of this Agreement as described in the foregoing sentence.

8.3                               Knowledge of Seller.  Whenever a representation, warranty or covenant is made in this Agreement on the basis of the “knowledge”  or “best knowledge” of Seller, such representation, warranty or covenant is made: (i) solely on the basis of the actual, as distinguished from implied, imputed, or constructive knowledge of the designated person(s) described in (ii) below on the date that such representation or warranty is made without duty of inquiry or investigation, except that Seller’s Knowledge Party has provided a copy of the representations and warranties contained in Section 8.1 of this Agreement to Christopher Leddy, Charlie Garner and employee of the property manager responsible for managing the Property and requested each such party to provide any information in conflict with the representations and warranties by Seller and Seller in making such representations and warranties has considered and (to the extent appropriate) incorporated any information provided by each such party; and (ii) solely on the basis of the knowledge of Seller’s Knowledge Party without attribution to such specific individual of facts and matters otherwise within the personal knowledge of any other former or existing affiliates, agents or employees of Seller or any third parties.  In no event shall Seller’s Knowledge Party have any liability under this Agreement for any reason. Seller hereby represents that Seller’s Knowledge Party is the person within Seller’s organization having the most comprehensive knowledge of the matters set forth in Section 8.1 above. Buyer acknowledges that Seller’s Knowledge Party was assigned to oversee the Property only recently and that the person previously overseeing the Property is no longer affiliated with Seller.

8.4                               NO OTHER REPRESENTATIONS OR WARRANTIES.  EXCEPT FOR SELLER’S COVENANTS, REPRESENTATIONS AND WARRANTIES AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AS OF THE CLOSE OF ESCROW (COLLECTIVELY, “SELLER’S CLOSING DOCUMENTS”), BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT SELLER HAS NOT MADE AND IS NOT NOW MAKING, AND SELLER SPECIFICALLY DISCLAIMS, ANY AND ALL, REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF (INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OF MOLD, WATER DAMAGE, FUNGI, BACTERIA AND/OR OTHER BIOLOGICAL GROWTH OR BIOLOGICAL GROWTH FACTORS), (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWER, GAS, TELEPHONE AND ELECTRICITY, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (XII) INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RESTRICTIONS, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XIII) THE PRESENCE OF HAZARDOUS

MATERIALS (AS DEFINED BELOW) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIV) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS OR COVENANTS, INCLUDING WITHOUT LIMITATION RENT CONTROL AND AFFORDABLE HOUSING PROVISIONS, (XV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XVI) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY OR ANY PORTION THEREOF, (XVII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVIII) THE STATUS OF THE CONVERSION OF THE PROPERTY TO CONDOMINIUM FORM OF OWNERSHIP, (XIX) THE EXISTENCE OR NONEXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XX) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER HEREBY AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE, INCLUDING CONDOMINIUM OWNERSHIP), (XXI) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS), OR (XXII) ANY OF THE OTHER MATTERS CONTEMPLATED TO BE INSPECTED OR INVESTIGATED BY IT, INCLUDING WITHOUT LIMITATION THOSE MATTERS THAT ARE DESCRIBED IN SECTION 8.5, BELOW.

8.5                               Condition of Property.  Buyer represents and warrants, which representations and warranties shall survive the Close of Escrow and not be merged with the Deed, that Buyer is a knowledgeable, sophisticated and experienced purchaser and owner of properties such as the Property, that, subject to the express covenants, representations and warranties of Seller set forth in this Agreement and/or in the Seller’s Closing Documents, Buyer has fully investigated or shall fully investigate the Property and all relevant aspects of it, and has conducted or shall have the right to conduct tests, investigations and studies as necessary to fully evaluate the Property and all aspects thereof prior to the Effective Date of this Agreement, that Buyer has received or will have the right to obtain such additional professional analyses and studies concerning the Property, on its own and through the use of consultants, as Buyer and its advisors and consultants deem prudent in reaching prior to the end Effective Date of this Agreement the decision to purchase the Property (if Buyer should elect to proceed with its purchase of the Property pursuant to Section 5.6, above), and that Buyer is familiar with the general condition of the Property.  Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and similar occurrences that may alter its condition or affect its suitability for any proposed use.  Seller shall have no responsibility or liability with respect to any such occurrence or condition, subject to the express covenants, representations and warranties of Seller set forth in this Agreement and/or in the Seller’s Closing Documents.  Subject to the express covenants, representations and warranties of Seller set forth in this Agreement and/or in the Seller’s Closing Documents, Buyer represents and warrants that Buyer is acting, and will act, only upon information obtained by Buyer directly from Buyer’s own inspection of the Property.  Notwithstanding anything to the contrary contained in this

Agreement, subject to the express covenants, representations and warranties of Seller set forth in this Agreement, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (i) permits or approvals of governmental or regulatory authorities, or (ii) easements, licenses or other rights with respect to any such proposed or intended use of the Property, shall not affect the rights or obligations of Buyer hereunder.

8.6                               No Side Agreements or Representations.  No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status or attribute of the Property except as may be expressly set forth in this Agreement and/or in the Seller’s Closing Documents.  No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement and/or in the Seller’s Closing Documents will be valid or binding on Seller.

8.7                               Limited Liability.  Buyer on its own behalf and on behalf of its agents, members, partners, shareholders, employees, representatives, related and affiliated entities, successors and assigns (collectively, the “Buyer Parties”) hereby agrees that in no event or circumstance shall any of the shareholders, members, partners, employees, representatives, officers, directors, agents, property management company, or affiliated or related entities of Seller or of Seller’s property management company, namely CIM Group, L.P. and its affiliated entities (including without limitation Seller’s Knowledge Party), have any personal liability under this Agreement, or to any of Buyer’s creditors, or to any other party in connection with the Property.  Seller on its own behalf and on behalf of its agents, members, partners, shareholders, employees, representatives, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the shareholders, members, partners, employees, representatives, officers, directors, agents, or affiliated or related entities of Buyer have any personal liability under this Agreement.

8.8                               Release.  Buyer on its own behalf and on behalf of each of the Buyer Parties hereby agrees that, except as to the “Excepted Matters” (as hereinafter defined), each of Seller, Seller’s shareholders, partners or members, as the case may be, and each of their respective partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the “Releasees”) shall be, and are hereby, effective as of the Close of Escrow, fully and forever released and discharged by Buyer from any and all liabilities, losses, claims, demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, the “Claims”) with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property as of the Close of Escrow, including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (i) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials (as hereinafter defined) on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, in each case latent or otherwise, (ii) any patent or latent defects or deficiencies with respect to the Property, (iii) any and all matters related to the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof, (iv) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property, and (v) any construction defects, errors, omissions or other conditions, latent or otherwise, affecting the Property, or any portion thereof.  This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller.  Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. or any applicable state or local law, statute, regulation or ordinance (as such may be amended, supplemented or replaced from time to time), directly or indirectly, against the Releasees or their agents in connection with Claims released as described above.  As to the release provided for above, Buyer expressly waives the benefit of any statute that provides that a general release does not release claims not known to the releasing party at the time of the release and all similar provisions or rules of law.  Buyer elects to and does assume all risk for such Claims so released heretofore and hereafter arising, whether now known or unknown by Buyer. In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which agreements, representations and warranties shall survive the Close of Escrow and not be merged with the Deed, that (i) Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and (ii) the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, other than the Excepted Matters.  Without limiting the foregoing, if Buyer’s Knowledge Party has actual knowledge of (a) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (b) any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to close Escrow, then, upon the consummation of the Close of Escrow, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto. Notwithstanding anything to the contrary herein, Seller shall not have any liability whatsoever to Buyer with respect to any matter disclosed to Buyer and known by Buyer’s Knowledge Party prior to the Close of Escrow.

As used herein, the “Excepted Matters” shall mean (1) Claims resulting from (a) a breach or default by Seller under this Agreement and/or any of the Seller’s Closing Documents including a breach of any representations and warranties made by Seller herein or therein, (b) fraudulent disclosure or fraudulent concealment by Seller, and/or (c) any criminal activity or willful misconduct by Seller and (2) Claims made by a third-party against Buyer with regard to a matter which was caused by Seller and which occurred prior to the Close of Escrow (and Buyer shall have the right to interpose any defense to such Claim or implead Seller as the proper party defendant).

As used herein, “Hazardous Materials” means any pollutants, hazardous or toxic substances or wastes, or contaminated materials including oil and oil products, asbestos, urea formaldehyde and all other materials and substances designated or regulated as hazardous or toxic substances or wastes, pollutants or contaminated materials under any Environmental Law (as hereinafter defined).  As used herein, “Environmental Laws” means the Clean Water Act, Clean Air Act, Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, and all other Federal, State or local environmental statutes, rules and regulations as enacted or amended from time to time and all licenses, permits, certificates or like authorizations promulgated under any of the foregoing.

8.9                               AS-IS Condition of Property.  Buyer specifically acknowledges, represents and warrants that prior to the Close of Escrow, it and its agents and representatives will have had the opportunity to inspect the Property and observe the physical characteristics and condition of the Property.  Notwithstanding anything to the contrary contained in this Agreement, Buyer further acknowledges and agrees that Buyer is purchasing the Property subject to all applicable laws, rules, regulations, codes, ordinances and orders.  By Buyer purchasing the Property, and upon the occurrence of the Close of Escrow, except for the Excepted Matters, Buyer waives any and all right or ability to make a claim of any kind or nature against any of the Releasees for any and all deficiencies or defects in the physical characteristics and condition of the Property and expressly agrees to acquire the Property with any and all of such deficiencies and defects and subject to all matters disclosed by Seller herein or in any separate writing with respect to the Property of which Buyer’s Knowledge Party has knowledge at least one (1) business day prior to the Effective Date of this Agreement.  Buyer further acknowledges and agrees that except for any covenants, representations and warranties of Seller expressly made by Seller in this Agreement and/or in any of the Seller’s Closing Documents neither Seller nor any of Seller’s employees, agents, representatives or other Releasees have made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size of the Property, the size of the improvements thereon (including without limitation, any discrepancies in the actual rentable square footage of any leased premises within the improvements), the present use of the Property or the suitability of the Property for Buyer’s intended purposes, use or investment.  Subject to the express covenants, representations and warranties of Seller set forth in this Agreement and/or in the Seller’s Closing Documents, Buyer hereby acknowledges, agrees and represents that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, “AS IS”, “WHERE IS” AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder, nor shall the Purchase Price be reduced as a consequence thereof.  Subject to the express covenants, representations and warranties of Seller set forth in this Agreement and/or in the Seller’s Closing Documents, the Seller Information shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from or on behalf of Seller.  Buyer hereby represents and warrants to Seller that Buyer has performed, or prior to the Close of Escrow will have had the opportunity to perform, an independent inspection and investigation of the Property and also has investigated or will have had the opportunity to investigate the operative or proposed governmental laws and regulations including without limitation, land use laws and regulations to which the Property may be subject.  Buyer further represents that, except for any covenants, representations and warranties expressly made by Seller in this Agreement and/or in any of the Seller’s Closing Documents, it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation, its independent investigation and inspection as to (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of the Property or the square footage of the improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of the Property for any particular purpose, (iv) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property, (v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including, without limitation, Environmental Laws and the American with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer’s intended use or further development of or improvements on the Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements, (ix) the condition of title to the Property, (x) the Leases, Service Agreements or any other agreements affecting the Property or the intentions of any party with respect to the negotiation and/or execution of any new lease or contract with respect to the Property, (xi) Seller’s ownership of the Property or any portion thereof, (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of the property, (xiii) the manner or quality of the construction or materials, if any, incorporated into the Property, (xiv) the content, completeness or accuracy of the Seller Information, (xv) the conformity of the improvements to any plans or specifications for the Property, including any plans and specifications that may have been or may be provided to Buyer, (xvi) the conformity of the Property to past, current or future applicable zoning or building requirements, and (xvii) deficiency of any undershoring or drainage with respect to the Property.  Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller, nor any other Seller Releasee, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer except as expressly provided in this Agreement and/or in the Seller’s Closing Documents.  Buyer further acknowledges and agrees that, except as set forth in Section 8.3, Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to the Seller or any member, partner, officer, employee, attorney, property manager, agent or broker of Seller.  Buyer acknowledges that the Purchase Price has been fully negotiated by the parties hereto so as to reflect the “AS IS,” “WHERE IS” and WITH ALL FAULTS nature of the purchase and sale transaction described herein, and any faults, liabilities, defects or other adverse matters that may be associated with the Property.  All of Buyer’s representations, warranties, acknowledgements, agreements, understandings and other statements contained in this Section 8.9 shall survive the

Close of Escrow, shall not merge with the Deed or any other closing documents and shall be deemed incorporated into the Deed.

By initialing below, Buyer acknowledges that (a) this Section 8.9 has been read and fully understood, (b) Buyer has had the chance to ask questions of its counsel about its meaning and significance, and (c) Buyer has accepted and agreed to the terms set forth in this Section 8.9.

Buyer’s Initials	Seller’s Initials

Except as otherwise provided in this Agreement, any reports, repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property or to cure any violations of law or to comply with the requirements of any insurer.  The provisions of this Section 8.9 shall survive the Close of Escrow and shall not be deemed merged into any instrument or conveyance delivered at the Close of Escrow.

8.10                        Buyer’s Representations, Warranties and Covenants.  In addition to Buyer’s other representations and warranties set forth elsewhere in this Agreement, Buyer hereby represents and warrants that:

8.10.1                          Formation; Authority.  Buyer is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.  Buyer has full power and authority to enter into this Agreement and the instruments referenced herein, and, as of the Close of Escrow, to consummate the transactions contemplated hereby.  All requisite action has been taken by Buyer in connection with the entering into of this Agreement and the instruments referenced herein, and, as of the Close of Escrow, the consummation of the transactions contemplated hereby.  The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

8.10.2                          Due Execution.  This Agreement and all other documents executed and delivered by Buyer pursuant to this Agreement shall constitute the legal, valid and binding obligations of Seller in accordance with the terms of each instrument.  This Agreement and all other instruments delivered by Buyer pursuant to this Agreement (a) do not conflict with or constitute a default under any indenture, agreement or other instrument to which Buyer is a party or by which Buyer, or any officers or directors of Buyer may be bound, and (b) are not threatened with invalidity or enforceability by any action, proceeding or investigation pending or threatened by or against Buyer, or any officer or director of Buyer.

8.10.3                          ERISA. With respect to each source of funds to be used by it to purchase the Property (respectively, the “Source”), at least one of the following statements shall be accurate as of the Close of Escrow: (i) the Source does not include the assets of a Plan; or (ii) the Source includes the assets of (A) an “employee benefit plan” as defined in Section 3(3) of ERISA or (B) a “plan” as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this Section 8.10.3 at least ten (10) business days prior to the scheduled Close of Escrow), but the use of such

Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Code Section 4975.

8.10.4                          OFAC.  Buyer is not now and shall not at any time until the Close of Escrow be a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.  Neither Buyer nor, to Buyer’s knowledge, any Person who is affiliated with or owns an interest in Buyer (collectively, a “Buyer Party”) does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by OFAC; to Buyer’s knowledge, Buyer is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Buyer under the terms of this Agreement will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

8.10.5                          Buyer’s Funds.  Buyer has taken, and shall continue to take until the Close of Escrow, such measures as are required by law to assure that all funds tendered by or on behalf of Buyer to the Seller pursuant to or in connection with this Agreement, whether on account of the Purchase Price or otherwise, are derived (i) from transactions that do not violate or contravene United States law in any way nor, to the extent such funds originate outside the United States, do not violate or contravene the laws of the jurisdiction in which they originated in any way, including without limitation anti-money laundering laws; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

8.10.6                          Patriot Act.  Neither Buyer nor any Buyer Party, nor, to Buyer’s knowledge, any Person having a beneficial interest in Buyer, nor, to Buyer’s knowledge, any Person for whom Buyer is acting as agent or nominee, nor, to Buyer’s knowledge, any Person providing funds to Buyer (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations, including without limitation the Patriot Act or Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any United States government-provided list of known or suspected terrorists or terrorist organizations.

Buyer’s representations and warranties set forth above shall survive the Close of Escrow for the Survival Period.

8.11                        Governmental Approvals.  Except as may be expressly set forth in this Agreement, Buyer’s obligation to purchase the Property shall not be subject to or conditioned upon Buyer’s obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit.

8.12                        Novation Agreements. Buyer and Seller acknowledge that the GSA will not recognize the transfer and assignment of the Government Leases to Buyer until the full execution of a novation agreement with respect to each Government Lease in substantially the form attached hereto as Exhibit K or such other customary form as may be required by the GSA (each, a “Novation Agreement”), and that the GSA will not execute such Novation Agreements until after the Closing has occurred.  Buyer acknowledges that as a condition to its execution of the Novation Agreements, the GSA will require Buyer to have a Dun & Bradstreet D-U-N-S Number and that the Buyer be registered in the U.S. Government’s System for Award Administration (“SAMS”).  The Buyer covenants that, following Buyer’s issuance of the Notice to Proceed, it shall promptly obtain such number and complete such registration.  Promptly after Closing, Seller will work with GSA to obtain the execution by GSA of a Novation Agreement for each Government Lease by and among GSA, Seller and Buyer.  Buyer and Seller hereby agree that the Novation Agreement without paragraph B(8) (bracketed on Exhibit K) shall be the Novation Agreements signed at Closing and submitted to the GSA for execution; provided, however, that if, prior to its execution the GSA requires that paragraph B(8) is included in the Novation Agreement then the parties hereby agree that paragraph 8 shall be included in the Novation Agreement and signed by the parties.  Further, if prior to its execution GSA requires any additional changes to the Novation Agreements signed at Closing, then such additional changes shall be reasonably accommodated by Buyer and Seller.  Buyer agrees to promptly submit all information and deliveries reasonably required or requested by the GSA to obtain the Novation Agreements.  Seller and Buyer agree to (i) cooperate in connection with obtaining the Novation Agreements (at each party’s own expense) and (ii) promptly perform such further acts and promptly execute and deliver such further instruments as may be reasonably necessary to obtain the Novation Agreements following Closing.  The provisions of this Section 8.12 shall survive the Closing.

9.                                      Conditions to Close of Escrow.

9.1                               Buyer’s Conditions.  Buyer’s obligation to purchase the Property and to close Escrow is subject to and conditioned upon the satisfaction or Buyer’s written waiver of each of the following conditions at or before the Close of Escrow:

9.1.1                                 The Title Company shall have unconditionally committed to issue an ALTA standard coverage owner’s policy of title insurance (the “Owner Policy”) with a liability amount not less than the Purchase Price, naming Buyer, as the insured, showing fee simple title interest in the Land and Improvements to be vested in Buyer, subject only to the Approved Title Conditions, and without exception for any lien rights in favor of contractors, subcontractors, architects, engineers or suppliers with respect to work performed or being performed on the Property.

9.1.2                                 Seller’s timely delivery to Escrow Holder of the items described in Section 10.1 below.

9.1.3                                 Seller not being in default in the performance of any of its material obligations under this Agreement.

9.1.4                                 All representations and warranties of Seller set forth in this Agreement, as they may be amended or deemed amended or modified with Buyer’s acceptance pursuant to the terms of this Agreement, shall be true and correct in all material respects as of the Close of Escrow.

9.1.5                                 Not less than two (2) business days prior to the scheduled Close of Escrow, Buyer shall have received (i) the Declaration Estoppel Certificate executed by CIM Urban Properties REIT VI, (ii) the Renewed Estoppel Certificates executed by the applicable tenants in accordance with Section 7.7.1, and (iii) the Akridge Waiver.

The terms of this Section 9.1 are solely for the benefit of Buyer, and Seller shall have no additional right or remedy hereunder as a result of the exercise by Buyer of any of its rights under this Section 9.1.  Subject to Section 14.2, if any of the foregoing conditions is not fulfilled on or before the scheduled Close of Escrow contemplated in Section 4.2, Buyer, at its option, may either (i) elect to complete the transactions contemplated by this Agreement, (ii) delay the Close of Escrow for up to thirty (30) days to allow the satisfaction of any unsatisfied condition, following which, if such condition remains unsatisfied, Buyer may exercise its rights under clause (i) or (iii) or (iii) terminate this Agreement, whereupon Escrow Holder shall promptly return to Buyer the Deposit, along with any interest earned thereon, and neither party shall have any further rights or obligations under this Agreement, except those that expressly survive the termination of this Agreement, except that if the failure of any such condition specified in this Section 9.1 results from the breach or default by Seller, then Buyer shall have such rights and remedies as are provided in this Agreement upon the occurrence of such breach or default by Seller.

9.2                               Seller’s Conditions.  Seller’s obligation to sell the Property and to close the Escrow is subject to and conditioned upon the satisfaction or Seller’s written waiver of each of the following conditions at or before the Close of Escrow:

9.2.1                                 Buyer’s timely delivery into Escrow of all sums and documents required from Buyer to close Escrow, as set forth in Sections 2 and 3 above and Section 10 below.

9.2.2                                 Buyer’s timely delivery to Escrow Holder of the items described in Section 10.2 below.

9.2.3                                 Buyer not being in default in the performance of any of its material obligations under Section 6 above.

9.2.4                                 All representations and warranties of Buyer set forth in this Agreement, as they may be amended or deemed amended or modified with Seller’s acceptance pursuant to the terms of this Agreement, shall be true and correct in all material respects as of the Close of Escrow.

The terms of this Section 9.2 are solely for the benefit of Seller, and Buyer shall have no additional right or remedy hereunder as a result of the exercise by Seller of any of its rights under this Section 9.2.

10.                               Deliveries to Escrow Holder.

10.1                        Seller’s Deliveries.  Seller shall deliver or cause to be delivered to Escrow Holder by 12:00 noon, Local Time, on or prior to the scheduled date of the Close of Escrow the following documents:

10.1.1                          A Deed for each of the properties comprising the Property duly executed and acknowledged by Seller, in the form of Exhibit B;

10.1.2                          A counterpart assignment and assumption of leases and contracts in the form of Exhibit E pursuant to which Seller shall assign to Buyer Seller’s right, title and interest in the Leases and Assumed Service Contracts as of the Close of Escrow (“Assignment and Assumption of Leases and Contracts”);

10.1.3                          A bill of sale, duly executed by Seller, in the form of Exhibit F (the “Bill of Sale”);

10.1.4                          A counterpart general assignment, duly executed by Seller, in the form of Exhibit G (the “General Assignment”);

10.1.5                          A certification duly executed by Seller under penalty of perjury in the form of Exhibit C stating that Seller is not a foreign corporation, a foreign partnership, a foreign trust, or a foreign estate, as those terms are defined in the Internal Revenue Code and the income tax regulations promulgated under the Internal Revenue

Code, together with any required state form removing the obligation to withhold any portion of the proceeds;

10.1.6                          A certificate signed by Seller certifying that the representations and warranties set forth in Section 8.1 are true and correct as of the Close of Escrow, or, if there have been changes, describing such changes;

10.1.7                          Customary owner’s affidavits and gap indemnity for the Title Company as reasonably required by the Title Company for issuance of the Owner Policy in the form attached hereto as Exhibit M, and such proof of Seller’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller, as may be reasonably required by Title Company.

10.1.8                          A notice to each tenant (other than the GSA) in the form attached as Exhibit I (“Tenant Notices”) signed by Seller;

10.1.9                          A notice to contractors under the Assumed Service Contracts in the form attached as Exhibit J (“Vendor Notices”) signed by Seller;

10.1.10                   A Novation Agreement for each Government Lease signed by Seller in the form attached hereto as Exhibit K;

10.1.11                   A District Real Property Recordation and Transfer Tax Form (“Form FP 7-C”) executed by Seller;

10.1.12                   An updated rent roll for the Property in the form used by Seller in its operation of the Property;

10.1.13                   Evidence reasonably acceptable to Buyer of the termination of each of the property management agreements, leasing agreements, and all Service Contracts to be terminated by Seller in accordance with Section 7.5 (or a copy of the notice of termination sent to the counterparty under each Service Contract that cannot be terminated pursuant to its terms effective as of the Close of Escrow); and

10.1.14                   A notice in the form attached hereto as Exhibit O executed by Seller giving notice of the sale of the Property as required by that certain Reciprocal Easements and Covenants Agreement dated June 1, 2017 by and among Union Square Plaza Owner, L.P.; Rosche/888 first Street, N.E., L.L.C.; CIM Urban REIT Properties VI, L.P.; Union Square 825 Property, L.P.; Union Square 941 Property, L.P.; and FP 840 First Street LLC, recorded July 27, 2017 as Document #2017082335.

10.1.15                   Such other documentation (e.g., the closing statement and letter of credit transfer documents) required to be delivered by Seller at Closing as expressly set forth in this Agreement or as reasonably required by the Title Company to consummate the Closing.

10.2                        Buyer’s Deliveries. Buyer shall deliver or cause to be delivered to Escrow Holder on or prior to the scheduled date of the Close of Escrow the following:

10.2.1                          A counterpart of the Assignment and Assumption of Leases and Contracts;

10.2.2                          A counterpart of the General Assignment;

10.2.3                          Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer, as may be reasonably required by Title Company;

10.2.4                          A Novation Agreement for each Government Lease signed by Buyer in the form attached hereto as Exhibit K;

10.2.5                          A counterpart Form FP 7-C executed by Buyer;

10.2.6                          A counterpart to the Tenant Notices and Vendor Notices signed by Buyer; and

10.2.7                          Such other documentation (e.g., the closing statement) required to be delivered by Buyer at Closing as expressly set forth in this Agreement or as reasonably required by the Title Company to consummate the Closing.

The parties hereto shall jointly deposit any required transfer declarations or declarations of value and appropriate closing statements, all in form and to the extent reasonably requested by Escrow Holder.  Seller shall also deliver to Buyer at Closing originals of the Leases, Service Contracts, warranties, guaranties, licenses and permits, if any, in the possession of Seller or Seller’s agents, including, without limitation, any warranties covering the roof or any other part of the Improvements, and any correspondence with respect thereto, together with such leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property.

Buyer shall deliver all sums that Buyer is required to deliver to Escrow Holder pursuant to Sections 2, 3.3, 11 and 12 in order to close Escrow to Escrow Holder by 4:00 PM Local Time on the date of the Close of Escrow.

Possession of the Property shall be delivered to Buyer upon Close of Escrow, subject to all tenants in possession under the Leases.

11.                               Costs and Expenses.  At the Close of Escrow, Buyer and Seller shall each pay the costs of title insurance, recording fees, transfer and recordation taxes and similar closing costs in accordance with the custom in the District. Specifically, Seller shall pay one-half (1/2) of the fee charged by Escrow Holder, and the transfer tax that is payable by reason of the recordation of the Deed. Buyer shall pay one-half (1/2) of the fees charged by Escrow Holder, the recordation tax that is payable by reason of the recordation of the Deed and the other charges payable upon recording the Deed, all premiums for the Owner’s title insurance coverage and $2,700 for the cost of the existing survey prepared by the Surveyor for Seller.  Buyer hereby acknowledges that its ability to obtain title insurance in excess of an ALTA standard coverage owner’s policy without endorsements is not a contingency of this Agreement or a condition to the enforceability against Buyer of its purchase obligations and other covenants set forth herein.  Buyer and Seller shall each pay all fees incurred in connection with this transaction for their respective counsel retained by each.  To the extent of any additional closing costs, said amounts shall be paid by Buyer and Seller in accordance with the custom in the District.

12.                               Prorations, Adjustments and Holdback.

12.1                        Prorations and Adjustments.  The following items shall be prorated and adjusted between Buyer and Seller at the Close of Escrow based upon the actual number of days in the calendar month in which the Close of Escrow occurs, the date of the Close of Escrow being an income and expense day for Buyer, all such obligations to survive Close of Escrow:

12.1.1                          Real property taxes and assessments with respect to the Property shall be prorated and adjusted between Buyer and Seller at the Close of Escrow, based upon the most recent official real property tax information available from the District Assessor’s office where the Property is located or other assessing authorities, such that Seller shall be responsible for all taxes and assessments levied against the Property and applicable to the period through and including the day prior to the Close of Escrow, and Buyer shall be responsible for all taxes and assessments levied against the Property and applicable to the period from and after the date of Close of Escrow.  Following the Close of Escrow, Seller shall continue to control the property tax appeal that relates to a tax year prior to the year in which Closing occurs (the “Pre-Closing Tax Appeal”).  Any rebates or refunds resulting from such Pre-Closing Tax Appeal (collectively, the “Refunds”) shall first be refunded to the tenants under the Leases in accordance with and pursuant to the terms of the Leases, and any Refunds that are not required to be delivered to the tenants pursuant to the Leases, if any, shall be the property of Seller and delivered by Buyer to Seller to the extent Buyer receives same.  Notwithstanding the foregoing, in the event that the GSA deducts from the rent owed to Buyer following the Close of Escrow pursuant to one or more Government Leases on account of the portion of any Refunds due to the GSA, then in lieu of refunding such amount(s) to the GSA as aforesaid, Seller shall pay to Buyer from the Refunds (or Buyer shall retain if the Refunds are received by Buyer) the portion of such Refunds that would otherwise be payable to the GSA.  With respect to any property tax appeal that is pending as of the Close of Escrow that relates to the year in which the Closing occurs (the “Closing Year Tax Appeal”) Seller shall continue to control the Closing Year Tax Appeal from and after Closing; provided that (i) Seller shall not settle such Closing Year Tax Appeal without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) any rebates or refunds resulting from the Closing Year Tax Appeal (“Closing Year Refunds”) shall first be refunded to the tenants under the Leases in accordance with and pursuant to the terms of the Leases, and any Closing Year Refunds that are not required to be delivered to the tenants pursuant to the Leases, if any, shall be prorated between Seller and Buyer in accordance with the first sentence of this Section 12.1.1.  Seller shall have no rights with respect to any tax appeals for years following the current tax year and, at the Close of Escrow, Seller shall assign to Buyer any such tax appeal that is pending as of the Close of Escrow.

12.1.2                          Monthly rents of tenants under the Leases, as and when collected.  No credit shall be given the Seller for accrued and unpaid rent or any other non-current sums due from tenants until these sums are paid.  Buyer shall cooperate with Seller after Close of Escrow to collect any rent under the Leases that has accrued as of the Close of Escrow by doing the following.  For a period of ninety (90) days after the Closing, Buyer shall bill tenants for all amounts due under their Leases accruing prior to the Closing (including, without limitation, base rent, additional rent, or other tenant charges for the year in which the Closing occurs) (collectively, “Delinquent Rents”) and shall use reasonable efforts to collect from tenants any base rent, additional rent, or other tenant charges owing with respect to the period prior to the Closing; provided, however, Buyer shall not be obligated to sue any tenants or exercise any legal remedies under the Leases (including, but not limited to, the termination of Leases or the recovery of possession of the leased premises) or to incur any expense over and above its own regular collection expenses or any other liability.  After the Close of Escrow, Seller may not pursue or commence legal proceedings against any tenant after the Closing for Delinquent Rents or other matters for as long as such tenant is a tenant at the Property.  All payments collected from tenants after Close of Escrow shall first be applied to any rent due to Buyer for the period after the end of the month in which Close of Escrow occurs, then to any costs incurred by Buyer in collecting Delinquent Rents, then to rent due in the month in which the Close of Escrow occurs, then to any costs incurred by Buyer in collecting Delinquent Rents and finally, to any rent due to Seller for the period prior to Close of Escrow.  Notwithstanding the foregoing provisions of this Section 12.1.2, the parties acknowledge that rent and other amounts payable by the GSA under the Government Leases are paid in arrears, and, therefore, certain payments to be made by the GSA following Closing will relate to a period prior to the Closing, so any such amounts received by Buyer or its agents or Seller or its agents on account of non-delinquent rent subsequent to the Closing shall, to the extent applicable to a period which includes the Closing Date, be prorated between Seller and Buyer as of Close of Escrow and Seller’s portion thereof shall be remitted promptly to Seller by Buyer, if received by Buyer, or, if received by Seller, retained by Seller with Buyer’s portion thereof being promptly remitted to Buyer by Seller.  In addition, Buyer shall be given a credit for the amount of any unapplied security deposits (including any interest required under any Leases or by law) placed by tenants pursuant to their Leases.  Such credit shall be deemed a transfer by Seller to Buyer, and acceptance by Buyer from Seller, of such security deposits.  At the Close of Escrow, at no cost to Seller, Seller will assign over any letters of credit held by Seller in connection with the Leases. If such letters of credit are transferable by their terms, Seller shall deliver to Buyer at Closing such original letters of credit, together with all necessary transfer documentation completed and signed by Seller, as applicable, so that Buyer and the applicable tenants can arrange to have the letters of credit reissued in favor of, or assigned or endorsed to, Buyer. Seller agrees to cooperate with Buyer post-Closing in connection with the reissuance or endorsement of any security deposit letters of credit and subject to indemnification by Buyer, act at the reasonable discretion of Buyer with respect thereto until the letters of credit are re-issued or assigned or endorsed to Buyer.  Seller and Buyer shall each pay one-half (1/2) all transfer and/or other fees relating to such transfers of letters of credit. Buyer shall indemnify, defend and hold harmless Seller and Seller’s agents and representatives with respect to and to the extent of any and all claims made with respect to tenant security deposits which have been credited to Buyer in accordance with the preceding sentence. Seller shall indemnify, defend and hold harmless Buyer and Buyer’s agents and representatives with respect to and to the extent of any and all claims made with respect to tenant security deposits which were not properly applied by Seller.

12.1.3                          Until the Final Adjustment Date (as defined below), when the adjustment described in Section 12.1.5 is made, all amounts received by Seller as interim payments of charges to tenants for maintenance and operating costs, real estate taxes, insurance and similar amounts (collectively, “Tenant Expense Charges”) before the Close of Escrow shall be retained by Seller, except that all interim payments of Tenant Expense Charges received by either party for the month in which the Close of Escrow occurs shall be prorated as between Seller and Buyer based upon the number of days in that month and the party receiving the interim payment shall remit to (if received on or after the Close of Escrow) or credit (if received before the Close of Escrow) the other party its proportionate share.  All amounts received by Buyer from tenants as interim payments of Tenant Expense Charges on or after the Close of Escrow shall be retained by Buyer until the year-end adjustment and determination of Seller’s allocable share thereof as of the Final Adjustment Date.  No later than the Final Adjustment Date, Seller’s allocable share of actual Tenant Expense Charges for Leases in effect and pursuant to which tenants are required to pay Tenant Expense Charges as of the Close of Escrow shall be determined by multiplying the total payments due from each tenant for such fiscal year (the sum of estimated payments plus or minus year-end adjustments) by a fraction, the numerator of which is Seller’s actual cost of providing common area maintenance services and taxes (as the case may be) prior to the Close of Escrow (within that portion of the fiscal year prior to the Close of Escrow in which the applicable Lease is in effect and the tenant thereunder is required to pay Tenant Expense Charges), and the denominator of which is the cost of providing such services and paying such taxes for the entire fiscal year (or that portion of the fiscal year in which the applicable Lease is in effect and the tenant thereunder is required to pay Tenant Expense Charges).  Seller shall promptly provide Buyer all information relating to the period prior to the Close of Escrow requested by Buyer in preparing the reconciliation of Tenant Expense Charges for the year in which the Close of Escrow occurs.  Seller shall not be entitled to Tenant Expense Charges under Leases with respect to which tenants are not required to pay Tenant Expense Charges prior to the Close of Escrow, provided that Seller shall remain entitled to its portion of any payment made by the GSA for real estate taxes paid after Close of Escrow related to time periods prior to Close of Escrow.  If, on the basis of amounts actually incurred and the estimated payments received by Seller, Seller has retained amounts in excess of its allocable share, Seller shall remit, within thirty (30) days after notice from Buyer of the excess owed Buyer, such excess to Buyer.  If, on the basis of the foregoing amounts, Seller has retained less than its allocable share (the “Seller Shortfall”), Buyer shall use reasonable efforts for a period of ninety (90) days after the Final Adjustment Date to collect the Seller Shortfall from the tenants of the Property and, to the extent collected by Buyer, Buyer shall promptly remit the Seller Shortfall, net of reasonable costs of collection, including without limitation, reasonable attorney’s fees, to Seller, subject to the priority of application of amounts collected by Buyer set forth in Section 12.1.2 above.  Buyer shall not be obligated to expend any funds or commence legal proceedings to collect any Seller Shortfall.  Seller may not commence legal proceedings against any tenant after the Close of Escrow with respect to any Seller Shortfall.

12.1.4                          No later than April 30 in the calendar year following the Close of Escrow (the “Final Adjustment Date”), Seller and Buyer shall make a final adjustment in accordance with the provisions of this Section 12.1.4 of Tenant Expense Charges and other items of additional rents for which final adjustments or prorations could not be determined at the Closing, if any, because of the lack of actual statements, bills or invoices for the current period, the year-end adjustment of common area maintenance, taxes and like items, the unavailability of final sales figures or amounts for any other reason.  Except to the extent otherwise provided in Section 12.1.3, any net adjustment in favor of Buyer or Seller is to be paid by the other no later than thirty (30) days after such final adjustment has been made.

12.1.5                          Seller shall endeavor to have all meters for utilities servicing the Property and not billed directly to any tenant or other third party, including (without limitation) water, sewer, gas and electricity, read for the period to and including the day of the Close of Escrow.  To the extent this is unavailable, Seller shall credit Buyer based on the average utility expense of the previous three (3) months prior to closing.

12.1.6                          All amounts payable under the Assumed Service Contracts.

12.1.7                          All other items customarily prorated and/or adjusted at closing in the locality in which the Property is situated, except that Seller’s insurance policies with respect to the Property shall not apply to protect Buyer from and after the Close of Escrow, and Buyer shall procure its own insurance from and after the Close of Escrow.

12.2                        Errors.  If any errors or omissions are made regarding adjustments and prorations as set forth above or the prorations are made based on estimates, the parties shall make the appropriate corrections promptly upon discovery, provided that the error or omission is discovered on or before the Final Adjustment Date. Any error or omission not discovered within that period shall not be subject to adjustment.  The amount necessary to correct any adjustment or proration that is to be corrected under the foregoing shall be paid in cash to the party entitled to the amount in question.  The parties’ obligations under this Section 12.2 shall survive the Close of Escrow.

12.3                        Leasing Commissions.  Seller will pay in full, at or prior to  the Close of Escrow, all sums now or hereafter due to any Lease Broker on account of the Leases with respect to the current term of each Lease and shall deliver to Buyer at Closing written releases in form satisfactory to Buyer of all claims and other rights by all such Lease Brokers. The provisions of this Section 12.3 shall survive the Close of Escrow.

12.4                        Tenant Inducements.  At or prior to the Close of Escrow, Buyer shall receive a credit at Closing for all Tenant Inducement Costs, and other expenses (including reasonable legal fees) incurred by or on behalf of the landlord or licensor in connection with the Leases, including those set forth on Schedule 8.1.4(a) hereto, or arising pursuant to any other lease, license or other agreement that (1) was entered into prior to the Effective Date, or (2) was entered into in violation of Section 7.3.

12.5                        Accounts.  Until the Novation Agreements are executed by the GSA and rents and other payments under the Government Leases are made directly to Buyer, Seller covenants and agrees that it shall maintain (or cause to be maintained) (i) its SAM registration and (ii) the bank accounts to which rents and other payments under the Government Leases are sent.  The provisions of this Section 12.5 shall survive the Close of Escrow until the execution of the Novation Agreements by the GSA.

12.6                        Post-Closing Government Lease Administration.  From and after the Close of Escrow until the Novation Agreements are executed by the GSA, solely upon the request of Buyer, Seller, as lessor under the Government Leases, shall execute on behalf of Buyer, any amendment, modification, or other document relating to any such Government Lease required to be executed by the lessor thereunder.  Notwithstanding the foregoing, after the Close of Escrow in no event shall Seller enter into or consent to any amendment, modification, termination, expansion, renewal, lease assignment or sublease of a Government Lease or communicate directly with the GSA (or the agency occupying the applicable premises under such Government Lease) with respect to the Government Leases without the prior written consent of Buyer.  The provisions of this Section 12.6 shall survive the Close of Escrow until the execution of the Novation Agreements by the GSA.

12.7                        CapEx Adjustment. At Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the Capital Reserve Amount as shown on Schedule 12.7.

12.8                        Purchase Price Adjustment. At Closing, the Purchase Price shall be decreased by the net amount of credits described in Sections 12.4 and 12.7.

13.                               Disbursements and Other Actions by Escrow Holder

Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

13.1                        Cause the Deed and any other documents that the parties to this Agreement may mutually direct, to be recorded in the Official Records of the District.

13.2                        Disburse all funds deposited with Escrow Holder by Buyer as follows:

13.2.1              Deduct all amounts, if any, chargeable to the account of Buyer under the terms of this Agreement in accordance with the closing statement approved by Seller and Buyer, and pay those amounts to the parties entitled to them.

13.2.2              Pay to the parties entitled to all amounts chargeable to the account of Seller under the terms of this Agreement in accordance with the closing statement approved by Seller and Buyer, including the commission described in Section 16 below.

13.2.3              Pay the remaining balance of the Purchase Price as directed by Seller.

13.2.4              When all of the foregoing disbursements have been made, refund any remaining balance to Buyer.

13.3                        Direct the Title Company to issue the Title Policy and deliver an original to Buyer.

13.4                        Deliver to both Buyer and Seller a closing statement showing the distribution, application, receipt and earnings of all funds of such party processed through Escrow.

13.5                        Deliver to Buyer the Bill of Sale.

13.6                        Deliver to both Buyer and Seller a counterpart of the Assignment and Assumption of Leases and Contracts and the General Assignment (in each case executed by the other party).

13.7                        Deliver the Novation Agreements signed by Buyer and Seller to Seller.

14.                               Default; Termination Absent Default.

14.1                        Buyer’s Default.  In the event Buyer fails to purchase the Property when obligated to do so pursuant to the terms and conditions of this Agreement, and such default remains uncured after notice from Seller for a period of two (2) business days, Seller, as its sole and exclusive remedy for such default at law, in equity and/or under this Agreement, shall terminate this Agreement by giving written notice thereof to Buyer and Escrow Holder, whereupon:

14.1.1              This Agreement and the rights and obligations of Buyer and Seller hereunder shall terminate, except as and to the extent specifically provided otherwise in this Agreement, and Seller shall be entitled to retain the Deposit as liquidated damages in accordance with Section 22 of this Agreement;

14.1.2              Escrow Holder is instructed to promptly return to Buyer and Seller all other documents and other items deposited by them, respectively, into Escrow that are then held by Escrow Holder;

14.1.3              Buyer shall upon Seller’s request promptly deliver to Seller or destroy all Seller Information provided to Buyer by Seller, with such delivery obligation to survive the termination of this Agreement; and

14.1.4              Buyer shall be solely responsible for the payment of any cancellation charges payable by or to Escrow Holder and the Title Company (“Cancellation Charges”).

14.2                        Buyer’s Remedies For Seller’s Breach of Representations and Warranties.

14.2.1              Pre-Closing Remedies. If following the Effective Date of this Agreement and prior to the Close of Escrow, (A) Buyer’s Knowledge Party first shall become aware (whether through Buyer’s efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller were untrue, inaccurate or incorrect in a material respect when made (and Buyer shall give Seller notice thereof prior to the Close of Escrow), or (B) Seller shall notify Buyer or Buyer’s Knowledge Party otherwise becomes aware that a representation or warranty made herein by Seller has become untrue, inaccurate or incorrect in a material respect after the date made, then Seller shall take reasonable steps necessary to make such representation or warranty true, accurate and correct, and in pursuance thereof may, in its sole discretion, elect by notice to Buyer to adjourn the Close of Escrow one or more times for up to thirty (30) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty by giving at least five (5) business days’ prior written notice (if possible).   In the event that the amount of Buyer’s damages as a result of such representations or warranties being so untrue, inaccurate or incorrect when made or subsequently becoming untrue, inaccurate or incorrect (i) are actually quantifiable by Buyer in a sum certain not to exceed in the aggregate $250,000 (the “Threshold”), and (ii) such misrepresentations or breaches of warranty are not cured or corrected by Seller at or before the Close of Escrow (whether or not the Close of Escrow is adjourned as provided above), Buyer shall nevertheless be deemed to, and shall, waive such misrepresentations or breaches of warranty and shall consummate the transactions contemplated hereby, and at the Close of Escrow Buyer shall receive a credit against the Purchase Price in the amount of such damages.  If Buyer’s damages, as a result of such representations or warranties being untrue, inaccurate or incorrect when made are or would be in the aggregate, equal to or greater than the Threshold, or are unquantifiable, and such misrepresentations or breaches of warranty are not cured or corrected by Seller at or before the Close of Escrow (whether or not the Close of Escrow is adjourned as provided above), then Buyer, as its sole remedy for any and all such untrue, inaccurate or incorrect representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller at or before the Close of Escrow, in which event this Agreement shall be terminated, Buyer shall upon Seller’s request promptly return to Seller all Seller Information provided to Buyer, with such delivery obligation to survive the termination of this Agreement, the Deposit shall be returned to Buyer, together with any interest earned on it while held by Escrow Holder, and neither party shall have any further rights, obligations or liabilities hereunder except for the obligations of Buyer and Seller that survive the termination of this Agreement; provided, however, that if the applicable representation or warranty (1) was untrue, inaccurate or incorrect when made or (2) subsequently became untrue, inaccurate or incorrect by reason of Seller’s default of its obligations under this Agreement or by reason of something within Seller’s reasonable control to prevent, then Seller shall also reimburse Buyer for all of Buyer’s documented, out-of-pocket costs and expenses incurred by Buyer in connection with its investigation of the Property, the negotiation of this Agreement, joint venture structuring and negotiation, development and design costs and pursuit of financing for the acquisition of the Property (including reasonable attorneys’ fees and expenses) in an amount not to exceed $200,000 in the aggregate (collectively, “Pursuit Costs”), with such reimbursement obligation to survive the termination of this Agreement.

14.2.2              Post-Closing Remedies.  Notwithstanding anything contained in this Agreement to the contrary, in the event the Close of Escrow occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer incurs or may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect when made if Buyer’s Knowledge Party had knowledge or is “deemed to have known” at the time of the Close of Escrow that such representation or warranty was untrue, inaccurate or incorrect when made and Buyer nevertheless consummates the purchase of the Property hereunder.  In addition, no post-Closing claim by Buyer against Seller as a result of such representations or warranties being so untrue, inaccurate or incorrect shall be actionable unless the valid claims for all such breaches collectively aggregate more than $200,000, in which event the full amount of Buyer’s claims shall be actionable from the first dollar.  Buyer shall be “deemed to have known” at the time of the Close of Escrow that a representation or warranty was untrue, inaccurate or incorrect when made if any Seller Information listed on Exhibit D attached hereto, the PTR and the recorded documents identified therein, any estoppel certificate delivered to Buyer pursuant to Section 7.7, or any other information or materials obtained by Buyer prior to the Close of Escrow contains any information which the Buyer’s Knowledge Party knows contradicts such representation or warranty by Seller, or if Seller shall notify Buyer in writing prior to the Close of Escrow that such representation or warranty was untrue, inaccurate, or incorrect when made.  Seller’s representations and warranties contained in Section 8.1, as reaffirmed and restated by Seller at Closing, shall survive the Close of Escrow for the Survival Period, unless Buyer asserts a breach of any such representation or warranty in a written notice delivered to Seller prior to the expiration of the Survival Period, in which case such applicable representation or warranty shall survive until Buyer’s claims set forth in such written notice have been resolved.  For purposes of this Agreement, references to “Buyer’s knowledge,” “the knowledge of Buyer,” or words of similar import shall be deemed to refer solely to the actual and not constructive knowledge of Buyer’s Knowledge Party.

14.2.3              Cap on Damages for Breach of Seller Representation or Warranty. Notwithstanding any other provision of this Agreement, and without in any way diminishing any other provision of this Agreement that would limit Seller’s representations and warranties set forth herein or Seller’s liability if one or more of Seller’s representations set forth herein should be untrue and/or if one or more of Seller’s warranties should be breached, in no event shall Seller’s liability for such untrue representation or breached warranty exceed 1.5% of the Purchase Price (the “Maximum Recovery”).

14.2.4              Limits Supported by Separate Value.  Buyer and Seller hereby acknowledge and agree that the limitations on Buyer’s ability to recover, and of Seller’s liability for, damages arising out of breaches of Seller’s representations and warranties set forth in this Agreement have been separately negotiated by the parties.  Accordingly, Buyer hereby covenants and agrees that Buyer shall be estopped from asserting any liability for untrue representations by Seller or breaches by Seller of warranties set forth in this Agreement (1) if Buyer’s Knowledge Party had knowledge or is “deemed to have known” that such representation or warranty was untrue, inaccurate or incorrect at the time of the Close of Escrow and Buyer nevertheless consummates the purchase of the Property hereunder, or (2) if Close of Escrow should occur and Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are, in the aggregate, less than $200,000.  Buyer’s acknowledgement, covenant and estoppel set forth in this Section 14.2.4 shall survive the Close of Escrow in perpetuity.

14.3                        Seller’s Pre-Closing Default.  In the event of a Seller breach or default under this Agreement (a “Seller Breach”) prior to the Close of Escrow which remains uncured after notice from Buyer for a period of two (2) business days, then upon the written election of Buyer given to Seller and Escrow Holder:

14.3.1              Buyer may proceed to Closing and waive the Seller Breach, without any adjustment to the Purchase Price (other than as may be applicable pursuant to Section 14.2.1 above); or

14.3.2              Buyer may terminate this Agreement, whereupon the rights and obligations of Buyer and Seller shall terminate, except as and to the extent specifically provided otherwise in this Agreement, and:

(a)                                 Escrow Holder shall promptly deliver the Deposit to Buyer, together with any interest earned on it while held by Escrow Holder, and in addition Escrow Holder is instructed to return to Buyer and Seller all other documents and other items deposited by them, respectively, into Escrow that are then held by Escrow Holder; and

(b)                                 Seller shall reimburse Buyer for Pursuit Costs; and

(c)                                  Seller shall be solely responsible for the payment of any Cancellation Charges; or

14.3.3              Buyer may enforce specific performance of this Agreement against Seller, provided that Buyer shall only have the right to file an action for specific performance and file a lis pendens only if (i) all conditions precedent for Seller’s benefit have been fulfilled in all material respects or waived in writing (provided, however, that Buyer’s proof of funds from a bank with a United States office (which proof of funds may include, to the extent applicable, reasonable confirmation from any lender that any required funds from such lender shall be wire transferred into Escrow upon Seller’s delivery of the items described in Sections 10 and 11 shall be deemed to satisfy the requirement for funding as a condition precedent to Closing); (ii) Buyer is not in material breach of any of its material obligations under this Agreement, which is continuing beyond five (5) business days following Buyer’s receipt of written notice thereof from Seller, and (iii) any action for specific performance shall be filed within forty-five (45) days after the date otherwise scheduled for Close of Escrow.  With respect to subitem (i) of this Section 14.3.3, Buyer (a) in no event shall be required to deposit an amount equal to the Purchase Price in order to satisfy such condition, but shall be obligated to demonstrate the availability of such funds promptly within one (1) business day; and (b) if deposited with Escrow Holder such Purchase Price shall be released back to Buyer immediately upon Buyer’s request for same to Escrow Holder.  BUYER WAIVES ALL OTHER RIGHTS TO FILE ANY ACTION FOR SPECIFIC PERFORMANCE OR TO FILE A LIS PENDENS.  Notwithstanding anything to the contrary hereinabove provided, in the event Buyer elects to pursue an action for specific performance in compliance with the foregoing and if such action is unsuccessful (not as a result of a Buyer default of its obligations under this Agreement or a failure of conditions precedent that do not constitute a Seller default) or subsequently is withdrawn by Buyer, then this Agreement shall terminate and the terms set forth in Section 14.3.2(b) above shall be applicable. Failure to file an action for specific performance within the time period permitted pursuant to this Section 14.3.3 shall be deemed an election for Section 14.3.2.

Notwithstanding anything to the contrary contained herein, in the event specific performance with respect to Seller’s obligation to convey the Property pursuant to and in accordance with this Agreement is not an available remedy as a result of Seller’s conveyance of the Property (or any portion thereof) to another person or entity, then Buyer may pursue the right to seek to recover any and all damages provided Buyer’s damages shall be limited to any amounts received by Seller in excess of the Purchase Price and all enforcement costs per Section 24.

14.3.4              The terms of this Section 14.3 shall survive the termination of this Agreement.

14.4                        Termination Without Default.  In the event any condition set forth in Section 9 is not waived and is not timely satisfied for a reason other than the default of Buyer or Seller under this Agreement, or if this Agreement is terminated by either party under any provision of this Agreement giving that party the right to do so (other than as a result of the breach or default by the other party to this Agreement), then upon written notice by the party benefited by the unsatisfied condition to the other party and to Escrow Holder:

14.4.1              This Agreement, the Escrow and the rights and obligations of Buyer and Seller under this Agreement shall terminate except as and to the extent otherwise expressly provided in this Agreement;

14.4.2              Any and all Cancellation Charges shall be divided equally between Buyer and Seller;

14.4.3              Escrow Holder shall promptly return to Buyer the Deposit (along with any interest earned on those funds while held by Escrow Holder) and any and all Cancellation Charges to the extent payable by Buyer pursuant to this Agreement;

14.4.4              Buyer shall upon Seller’s request promptly deliver and assign over to Seller all Property Information provided to Buyer by Seller, with such delivery obligation to survive the termination of this Agreement; and

14.4.5              Escrow Holder shall promptly return to Seller and Buyer, respectively, all documents deposited by each that are then held by Escrow Holder.

14.5                        Other Remedies; Limitations on Damages.

14.5.1              Nothing in this Section 14 shall limit Buyer’s and Seller’s respective rights and remedies against the other with respect to the parties’ respective obligations to indemnify and hold the other party harmless pursuant to any provisions contained in this Agreement or to pay enforcement costs,  or with respect to any other obligations surviving the termination or the Close of Escrow under the express terms of this Agreement.

14.5.2              Each party expressly waives its rights to seek consequential, exemplary or punitive damages (except to the extent included in an unaffiliated third-party claim), in the event of other party’s default hereunder.

15.                               Damage or Condemnation Prior to Closing. Seller shall promptly notify Buyer of any damage to the Property that has occurred, and of any condemnation proceedings that are commenced against the Property, after the execution of this Agreement and prior to the Close of Escrow, of which Seller has actual knowledge.  If such damage occurs or any such condemnation proceeding is commenced and is Material, as hereinafter defined, then Buyer may terminate this Agreement.  If such damage or condemnation is not Material or Buyer does not terminate this Agreement, then this Agreement shall continue in effect, without delay or abatement of the Purchase Price, in which event Seller shall assign and transfer to Buyer at the Close of Escrow all of Seller’s rights with respect to any insurance and/or condemnation proceeds that Seller may have received or be entitled to receive in connection therewith, and, in the case of a casualty, Buyer shall receive a credit at Closing in an amount equal to the deductible under any insurance policy maintained by Seller which covers any such casualty or loss of rent.

In the event of termination of this Agreement by Buyer pursuant to the above, the Deposit and all other funds deposited into Escrow by Buyer (together with interest on the Deposit during the period that it is held, but only while it was held, in the Escrow) shall be returned to Buyer, Buyer shall upon Seller’s request promptly deliver to Seller or destroy the Seller Information provided by Seller to Buyer, with such delivery obligation to survive the termination of this Agreement, and thereafter neither party shall have any further rights or obligations under this Agreement (except for any obligation that expressly survives a termination of this Agreement by its terms).

For purposes of this Section 15, the term “Material” shall mean (i) any taking which materially impairs access to the Property, (ii) the taking of any building or a material portion of any building, (iii) a taking or damage which reduces the number of parking spaces located on the Property below the number required to comply with requirements of applicable law, the terms of any Approved Title Conditions, or the terms of any Lease, (iv) a taking or damage which gives any tenant the right to terminate its Lease or permanently abate or reduce its rent (unless such right is waived), (v) the taking of or damage to any portion of the Property having a reasonably estimated value or having a cost of repair or replacement of an amount equal to $2,000,000, or (vi) any damage that is uninsured or underinsured or any taking or damage for which insurance or condemnation proceeds are not available by reason of a lender’s requirement that such proceeds be applied to financing secured by the Property instead of being applied to restoration, unless Seller provides Buyer with a credit against the Purchase Price in the amount necessary to restore the damage or the amount of proceeds so applied by such lender, as applicable.

16.                               Brokers.  Seller is represented by Seller’s Broker in connection with the transaction contemplated in this Agreement.  Except for commissions payable to Seller’s Broker, which shall be paid by Seller pursuant to separate agreements, Buyer and Seller each warrant to the other that no fees or commissions are due or owing to any finders or brokers as a result of the respective activities of it in connection with this transaction.  Buyer shall indemnify, hold harmless and defend Seller, from and against any claim from any broker or finder representing or engaged by Buyer for this transaction.  Seller shall indemnify, hold harmless and defend Buyer from and against any claim from any broker or finder representing or engaged by Seller for this transaction, including Seller’s Broker.  The foregoing indemnities shall survive the Close of Escrow or the termination of this Agreement for any reason.

17.                               Notices.  All notices and demands given under the terms of Agreement shall be in writing and may be effected by personal delivery, including by any commercial courier or overnight delivery service, or by e-mail transmission.  Notices shall be effective and deemed given either at the time of personal delivery or refusal of delivery, or, in the case of overnight delivery service, one (1) business day following delivery to the delivery service, or, in the case of e-mail transmission, as of the date of the transmission if given prior to 6:00 p.m. (local time at the Property) on a business day and provided that a copy of such transmission is also sent to the intended addressee by overnight delivery service within one (1) business day.  Any notice given by e-mail transmission after 6:00 p.m. (local time at the Property) or not on a business day shall be deemed given on the next following business day.  Any notice to be given by any party hereto may be given by the counsel for such party.  Notices shall be addressed as provided in the Basic Provisions.  Any address for service of notice on either party may be changed by that party serving a notice upon the other of the new address, except that any change of address to a post office box shall not be effective unless a street address is also specified for use in effectuating personal service.

18.                               Required Actions of Buyer and Seller. Buyer and Seller shall execute all instruments and documents and take all other actions that may be reasonably required in order to consummate the purchase and sale contemplated in this Agreement.  Without limiting the generality of the foregoing, in the event that Seller elects to dispose of the Property in the form of a tax-deferred exchange, rather than a sale (which election may be made in Seller’s sole and absolute discretion), Buyer shall reasonably cooperate with Seller in arranging or structuring a tax-deferred exchange of the Property complying with the requirements of Code Section 1031.  Buyer shall execute such customary additional escrow instructions, documents, agreements, or instruments in forms reasonably required by Seller to allow Seller to effect the exchange in full compliance with the requirements of Code Section 1031 and the regulations thereunder, so long as such exchange can be accomplished at, and such documents and other items present, no additional cost, liability or risk to Buyer and so long as the same causes no delay in the Close of Escrow.  In addition, without limiting the generality of the foregoing, in the event that Buyer elects to acquire the Property as part of a tax-deferred exchange, rather than a purchase (which election may be made in Buyer’s sole and absolute discretion), Seller shall reasonably cooperate with Buyer in arranging or structuring a tax-deferred exchange of the Property complying with the requirements of Code Section 1031 and to execute such customary additional escrow instructions, documents, agreements, or instruments in forms reasonably required by Buyer to allow Buyer to effect the exchange in full compliance with the requirements of said Code Section 1031 and the regulations thereunder, so long as such exchange can be accomplished at, and such documents and other items present, no additional cost, liability or risk to Seller and so long as the same causes no delay in the Close of Escrow.  The exchanging party agrees to indemnify, defend, and hold the non-exchanging party harmless from and against any claims, costs, damages, expenses (including, but not limited to, reasonable attorney’s fees and costs), liabilities and losses incurred by, claimed against or suffered by the non-exchanging party to the extent arising by reason of such exchanging party’s exchange pursuant to Code Section 1031.  The exchanging party’s failure to effectuate any intended exchange shall not relieve the exchanging party from its obligations to consummate the purchase and sale transaction contemplated by this Agreement and the consummation of an exchange shall not be a condition precedent to such exchanging party’s obligations under this Agreement.  The provisions of this Section 18 shall survive the Closing or earlier termination of this Agreement.

19.                               Partial Invalidity.  If any term or provision of this Agreement, or its application to any person or circumstance, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of the term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

20.                               Waiver.  No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.  No delay in enforcement of any provision or right contained in this Agreement by either of Buyer or Seller shall constitute a waiver of such provision or right.  No waiver of any breach of any covenant or provision shall be deemed a waiver of any preceding or succeeding breach of that or any other covenant or provision.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

21.                               Successors and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Buyer and Seller.  Except as otherwise provided in this Section 21, this Agreement may not be assigned by Buyer without the prior written consent of Seller, and any such assignment or attempted assignment by Buyer shall constitute a default by Buyer hereunder and shall be null and void.  Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to one or more entities or designate one or more entities to take title to portions of the Property at Close of Escrow, provided such entities are affiliated with either USAA Real Estate Company or Network Realty Partners, LLC, and provided further that (a) Buyer gives written notice of such assignment or designation to both Seller and Escrow Holder not later than two (2) business days prior to the scheduled Close of Escrow, and (b) pending Closing, such assignment or designation shall not relieve Buyer of any covenant, representation, obligation or liability hereunder, and Buyer shall continue to be obligated for its assignee’s or designee’s performance hereunder; provided that once Closing occurs, the assigning or designating party (but not the assignee or designee) shall be relieved of all of its obligations arising under this Agreement.

22.                               Liquidated Damages.  SELLER AND BUYER HAVE CONSIDERED AND DISCUSSED THE POSSIBLE CONSEQUENCES TO SELLER IN THE EVENT THAT THE ESCROW FAILS TO CLOSE.  SELLER AND BUYER HAVE DETERMINED AND AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES TO SELLER OCCURRING IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT IN FAILING TO PURCHASE THE PROPERTY PURSUANT HERETO WHEN BUYER OR ITS ASSIGNEE IS OBLIGATED TO DO SO.  HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF BUYER’S NONPERFORMANCE OF SUCH PURCHASE OBLIGATION UNDER THIS AGREEMENT, THE PARTIES AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGES IS AN AMOUNT EQUAL TO THE DEPOSIT, PLUS ANY INTEREST EARNED ON THE DEPOSIT DELIVERED BY BUYER TO ESCROW HOLDER HEREUNDER, AND IN THE EVENT OF BUYER’S DEFAULT IN ITS (OR ITS ASSIGNEE’S) OBLIGATION TO PURCHASE THE PROPERTY PURSUANT HERETO, BUYER AND SELLER AGREE THAT AS SELLER’S SOLE AND EXCLUSIVE RIGHT OR REMEDY, SELLER SHALL BE ENTITLED AT ITS

ELECTION TO TERMINATE THIS AGREEMENT AND RECEIVE AND RETAIN AS FULLY AGREED LIQUIDATED DAMAGES THE SUM OF (A) THE ENTIRE DEPOSIT, PLUS (B) INTEREST EARNED THEREON.  THE FOREGOING SHALL NOT, HOWEVER, LIQUIDATE OR LIMIT BUYER’S OBLIGATIONS OR SELLER’S RIGHTS AGAINST BUYER ARISING IN CONNECTION WITH BUYER’S OBLIGATIONS UNDER SECTION 5.2 OR SECTIONS 24 OR 25, OR ANY INDEMNITY PROVIDED BY BUYER PURSUANT TO THIS AGREEMENT THAT SURVIVES THE TERMINATION OF THIS AGREEMENT BY ITS TERMS.

Buyer’s Initials	Seller’s Initials

As material consideration to each party’s agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made, each party hereby expressly acknowledging the reasonableness of the liquidated damages provisions stated above.

23.                               Waiver of Right to Trial by Jury.  SELLER AND BUYER HEREBY EXPRESSLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

24.                               Attorneys’ Fees.  If either party becomes involved in litigation, arbitration, reference to a retired judge or other neutral referee, or other legal process arising out of this Agreement or in connection with any bankruptcy proceeding relating to a party, the court in the litigation or arbitrator, retired judge or other referee in the arbitration or reference, or neutral party in such other legal process, shall award legal expenses (including, but not limited to reasonable attorneys’ fees and court costs) to the prevailing party.  The award for legal expenses shall not be computed in accordance with any schedule, but shall be as necessary to fully reimburse all reasonable attorneys’ fees and other legal expenses actually incurred in good faith, regardless of the size of the judgment, it being the express intention of the parties to fully compensate the prevailing party for all the reasonable attorneys’ fees and other legal expenses paid or incurred by it in good faith in connection therewith.

25.                               Property Information and Confidentiality.

25.1                        Confidentiality.  Buyer agrees that, prior to the Close of Escrow, all Property Information (as defined below) shall be kept strictly confidential (using the same degree of care that Buyer uses to prevent disclosure of its own confidential information) and shall not, without the prior consent of Seller, be disclosed by Buyer or Buyer’s Representatives, in any manner whatsoever, in whole or in part, and will not be used by Buyer or Buyer’s Representatives, directly or indirectly, for any purpose other than evaluating the Property, except for disclosure to governmental authorities in connection with evaluating the purchase and prospective use and/or development of the Property.  Moreover, Buyer agrees that, prior to the Close of Escrow, the Property Information will be transmitted only to Buyer’s Representatives and such governmental authorities who need to know the Property Information for the purpose of evaluating the Property, and who are informed by the Buyer of the confidential nature of the Property Information.  The provisions of this Section 25.1 shall in no event apply to Property Information which is a matter of public record and shall not prevent Buyer from complying with laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or prevent Buyer from pursuing its rights under this Agreement in a legal or quasi-legal proceeding.  It is understood and agreed that the foregoing shall not preclude Buyer from discussing the substance or any relevant details of the transaction contemplated in this Agreement, or preclude Buyer from sharing information relating to the Property, on a confidential basis, with Buyer’s members, shareholders, directors, officers, employees engineers, direct or indirect owners, affiliates, attorneys, accountants, professional consultants, advisors, rating agencies, potential co-investors, or potential lenders.

25.2                        Publicity. Buyer and Seller, for the benefit of each other, hereby agree that between the date hereof and the Close of Escrow, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto.  It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 25.1, with any of its attorneys, accountants, professional consultants or advisors, rating agencies, or potential lenders or co-investors, as the case may be, or prevent either party hereto from complying with laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or prevent either party from pursuing its rights under this Agreement in a judicial or arbitration proceeding. After Close of Escrow, neither party shall publicly disseminate the terms and conditions of this Agreement to the extent the same are not a matter of public record, and except as may be necessary to comply with applicable laws, including without limitation governmental regulatory, disclosure, tax, or reporting requirements, or to pursue its rights under this Agreement in a legal or quasi-legal proceeding, provided that each party may disclose the Closing of the transaction without disclosing the Purchase Price or the other party to this Agreement.  If the indirect parent of Seller or direct or indirect parent of Buyer determines that the filing of a Form 8-K or making other public disclosure is required in connection with the transaction contemplated by this Agreement pursuant to the Securities Exchange Act of 1934, as amended, and/or the Securities Act of 1933, as amended, whether before or after Closing, Buyer and Seller agree that such filing and disclosure (including attaching the Agreement as an exhibit in any securities filing) shall constitute Seller’s and Buyer’s, as applicable, disclosure in compliance with law and shall supersede any contrary provisions of this Agreement.

25.3                        [Reserved].

25.4                        Delivery of Property Information.  In the event this Agreement is terminated, Buyer and Buyer’s Representatives shall upon Seller’s request promptly deliver to Seller or destroy all originals and copies of the Property Information referred to in clause (i) of Section 25.5 in the possession of Buyer and Buyer’s Representatives, without representation or warranty.

25.5                        Property Information.  As used in this Agreement, the term “Property Information” shall mean (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, the leases and contracts) furnished to Buyer or Buyer’s Representatives, by Seller or any of Seller’s affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Buyer or Buyer’s Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the Buyer’s investigations, or otherwise reflecting their review or investigation of the Property.

25.6                        Equitable Relief.  In addition to any other remedies available to Seller or Buyer, Seller  and Buyer shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance against Buyer or Buyer’s Representatives, or Seller or Seller’s Representatives, as the case may be in order to enforce the provisions of this Section 25 and Section 6.3.

25.7                        Survival.  The provisions of this Section 25 shall survive the Close of Escrow or the termination of this Agreement for any reason for a period of one(1) year.

26.                               Entire Agreement; Amendment.  This Agreement (including all exhibits attached) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter addressed in this Agreement and supersedes all prior understandings with respect to that subject matter.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligation under this Agreement be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing.  The parties do not intend to confer any benefit under this Agreement on any person, firm or corporation other than Buyer and Seller.

27.                               Time of Essence. Seller and Buyer acknowledge and agree that time is strictly of the essence with respect to each and every term condition, obligation and provision of this Agreement.

28.                               Construction of Agreement. The parties hereby agree that the language of this Agreement shall not be construed against any party, and neither party shall be deemed or determined to be the drafting party of this Agreement for purposes of any generally applicable rule of construction to the effect that ambiguous provisions are to be construed in the manner less or least favorable to the drafting party, but rather in accordance with its fair meaning.  Headings at the beginning of each paragraph and subparagraph (if any) are solely for the convenience of the parties and are not a part of this Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it.  Unless otherwise indicated, all references to paragraphs and subparagraphs are to paragraphs and subparagraphs in this Agreement.  All exhibits referred to in this Agreement are attached and incorporated into this Agreement by this reference.  In the event the date on which Buyer or Seller is required or permitted to take any action under the terms of this Agreement is not a business day, the actions shall be taken on the next succeeding business day.  As used in this Agreement, references to the “knowledge” of Seller or Buyer shall be deemed to refer only to actual knowledge (without duty to investigate) and not constructive knowledge.

29.                               Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the District is located.  Each party agrees to submit to the jurisdiction of the courts of the District, as necessary to effectuate the terms of this Agreement, and that proper venue in any matter so litigated shall be in the District.

30.                               Effect of Delivery; Expiration.  This Agreement shall not be binding or enforceable un-less and until it is executed and delivered by both parties.

31.                               Counterparts.  This Agreement may be executed in counterparts each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.  To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by email transmission, and the signature page of either party to any counterpart may be appended to any other counterpart.  This Agreement, the documents to be delivered by Seller at Closing (except for the Deed and any other document executed by Seller to be recorded at Closing) and the documents to be delivered by Buyer at Closing may be signed by Seller or Buyer (as applicable) with an electronic signature or signature stamp which electronic signature or signature stamp shall have the same binding effect as if it were an original signature.

32.                               District Disclosures.

32.1                        Soil Disclosure.  Pursuant to Section 42-608(b) of the District of Columbia Code, Buyer is hereby advised by Seller that the characteristic of the soil of the Property as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976, as the same may be amended from time to time, and as shown on the Soil Maps of the District of Columbia at the back of that publication, is #11 (Urban Land - Not Rated).  For further information, Buyer can contact a soil testing laboratory, the District of Columbia Department of Energy and Environment, or the Soil Conservation Service of the United States Department of Agriculture.  The foregoing shall not be deemed a representation or warranty for which Seller shall have any liability under this Agreement.

32.2                        Underground Storage Tank Disclosure.  In accordance with the requirements of the D.C. Underground Storage Tank Management Act of 1990, as amended by the District of Columbia Underground Storage Tank Management Act of 1990 Amendment Act of 1992 (D.C. Code 8-113.01 et seq.) (1995 Repl. Vol.). and the D.C. Underground Storage Tank Regulations, 20 DCMR Chapters 55-68, but not as a representation or warranty for which Seller shall have any liability hereunder, Seller has delivered to Buyer prior to the execution and delivery of this Agreement, and Buyer hereby acknowledges receipt of, the Underground Storage Tank Real Estate Transfer Disclosure Form attached hereto as Schedule 32.2 and made a part hereof.  Information pertaining to underground storage tanks and underground storage tank removals of which the D.C. Government has received notification is on file with the D.C. Department of Consumer and Regulatory Affairs, Environmental Regulation Administration, Underground Storage Tank Branch, 1200 First Street, NE, 5th Floor, Washington, D.C., telephone (202) 535-2600.

33.                               Joint and Several.  All of the obligations hereunder of Seller and the liability for the performance of same are joint and several to each of the entities comprising Seller.

[No further text; signatures appear on the following page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Seller:

Union Square 941 Property LP, a Delaware limited partnership

By CIM/Union Square 941 GP, LLC,
a Delaware limited liability company, its general partner

By:
Name:
Its:

Union Square 825 Property LP, a Delaware limited partnership

By CIM/Union Square 825 GP, LLC,
a Delaware limited liability company, its general partner

By:
Name:
Its:

Union Square Plaza Owner LP, a Delaware limited partnership

By CIM/Union Square Plaza GP, LLC,
a Delaware limited liability company, its general partner

By:
Name:
Its:

[Signatures continue on following page]

Buyer:

NETWORK REALTY PARTNERS, LLC
a Virginia limited liability company

By: NRP GP, LLC, its Managing Member

By:
Name:
Its:

Each of the entities constituting CIM hereby joins in the execution of this Agreement (i) to evidence its agreement and consent to the provisions of Section 3.4 of this Agreement and its consent to the special merger buyout rule pursuant to the applicable Treasury Regulations, (ii) to represent to Buyer that it has not made an election to have the Partnership Audit Rules apply to taxable years prior to 2018, (iii) to covenant that it will not make an election to have the Partnership Audit Rules apply to taxable years prior to 2018 and (iv) to covenant that in the event that it (or any of its successor entities for purposes of the Partnership Audit Rules) is audited by the IRS, it will elect to make the push-out election pursuant to Section 6226 of the Internal Revenue Code of 1986, as amended.

CIM REIT Properties X, L.P.

By:
Name:
Its:

CIM/825 Union Square GP LLC

By:
Name:
Its:

CIM REIT Properties XI, L.P.

By:
Name:
Its:

CIM/941 Union Square GP LLC

By:
Name:
Its:

[Signatures continue on following page]

The undersigned accepts its appointment as Escrow Holder in accordance with the foregoing terms and conditions and confirms that it has opened an escrow upon those terms and conditions:

Escrow Holder:

First American Title Insurance Company

By:
Its:

JOINDER

By execution hereof, the undersigned hereby joins the Agreement to which this page is attached for the purpose of agreeing to be jointly and severally liable (together with Seller), if Close of Escrow occurs, the payment by Seller to Buyer of amounts owing by Seller under Sections 8, 12, 14.2.2 (subject to Section 14.2.3), 14.3.3, 17, 24, 25 and 31.  Such liability, if any, of the undersigned pursuant to the preceding sentence shall be subject to and limited by all of the terms and conditions set forth in the annexed Agreement applicable to Seller’s liability in connection therewith, including, without limitation and to the extent applicable, the Maximum Recovery and the Survival Period. The provisions of this Joinder shall survive the Closing for the duration of the Survival Period, unless Buyer shall have asserted a claim hereunder in a written notice delivered to Seller prior to the expiration of the Survival Period and initiated litigation to enforce such claim within forty-five days after Buyer’s notice to Seller (as such period may be extended with Seller’s written consent), in which case this Joinder shall survive until the final resolution of such claim, but only with respect to such claim.

CIM Commercial Trust Corporation,

A Maryland corporation

By:
Name:
Title:

EXHIBIT A

Legal Description

All of those lots or parcels of land located in the District of Columbia and more particularly described as

899 Property

Part of Lot 298, Square 675, per subdivision plat recorded in the Office of the Surveyor of the District of Columbia in Book 206 at page 177, as more particularly described as follows: Commencing at a point, said point being the North West corner of Square 675, said point being the intersection of the South line of K Street NE and the East line of North Capitol Street; thence South 377.667 feet with the East line of North Capitol Street NE to the Point of Beginning, thence departing said East line of North Capitol Street NE East 230.00 feet to a point, thence South 220.50 feet to a point, thence West 230.00 feet to a point, said point being on the East line of North Capitol Street, thence North 220.50 feet with the East line of North Capitol Street to the Point of Beginning, containing 50,715 square feet.

As of the date hereof, being known for Assessment and Taxation purposes as Lot 855, Square 675.

TOGETHER WITH a non-exclusive Sewer Easement as more particularly set forth within that certain Declaration of Sewer Covenant and Easement dated March 5, 2013, by and among Union Square Plaza Owner, L.P., a Delaware limited partnership, Union Square 825 Property, L.P., a District of Columbia limited partnership, and CIM Urban REIT Properties, VI, L.P., a Delaware limited partnership, recorded May 3, 2013, as Instrument No. 2013051971 among the Land Records of the District of Columbia, as rerecorded on May 22, 2013 as Instrument No. 2013059672 among the Land Records of the District of Columbia.

999 Property

Part of Lot 298, Square 675, per subdivision plat recorded in the Office of the Surveyor of the District of Columbia in Book 206 at page 177, as more particularly described as follows:

Beginning at a point, said point being the North West corner of Square 675, said point being the intersection of the South line of K Street NE and the East line of North Capitol Street; thence East 230.00 feet with the South line of K Street NE to a point, thence departing said South line of K Street NE South 205.077 feet to a point, thence West 230.00 feet to a point, said point being on the East line of North Capitol Street, thence North 205.077 feet with the East line of North Capitol Street to the Point of Beginning, containing 47,168 square feet.

As of the date hereof, being known for Assessment and Taxation purposes as Lot 853, Square 675.

Land

Part of Lot 298, Square 675, per plat recorded in Book 206, page 177, among the records of the Office of the Surveyor for the District of Columbia, more particularly described as follows: Commencing at a point, said point being the northwest corner of Square 675, said point being the intersection of the South line of K Street NE and the East line of North Capitol Street; thence South 205.77 feet with the East line of North Capitol Street NE to the Point of Beginning, thence departing said East line of North Capitol Street NE East 230.00 feet to a point, thence South 172.59 feet with the East line of North Capitol Street to the Point of Beginning and containing 39,696 square feet by record.

As of the date hereof the above described Land is designated on the Records of the Assessor of the District of Columbia for assessment and taxation purposes as Lot 854 in Square 675.

Together with the non-exclusive benefiting easements contained within that certain Declaration of Easements, Covenants, Restrictions and Agreements dated December 6, 2000, and recorded December 7, 2000, as Instrument No. 2000111804.

NOTE: At the date hereof the above described Land is designated on the Records of the Assessor of the District of Columbia for assessment and taxation purposes as Lot 854 in Square 675.

EXHIBIT B

Form of Deed

AFTER RECORDING

PLEASE RETURN TO:

SPECIAL WARRANTY DEED

This SPECIAL WARRANTY DEED is made as of                   , 2019, by and between -               , a Delaware limited partnership, whose address is 4700 Wilshire Blvd., Los Angeles, California 90010, Attn: General Counsel, as grantor (“Grantor”), and              , whose address is c/o                     , as grantee (“Grantee”).

WITNESSETH

THAT for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by Grantee, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL AND CONVEY to Grantee, with Special Warranty, the following described certain property hereby conveyed and that they will execute further assurances of said land as may be requisite.

All of those lots or parcels of land located in the District of Columbia, as more particularly described in Exhibit A attached hereto and made a part hereof, together with all of Grantor’s right, title and interest in and to (i) all buildings and other improvements and fixtures affixed or attached to or situated upon the real property, and (ii) all easements, rights of way, reservations, privileges, appurtenances and other estates and rights of Grantor pertaining to the real property (collectively, the “Property”).

TO HAVE AND TO HOLD the Property, as aforesaid, unto Grantee, its successors and assigns, in fee simple, forever.

This conveyance is made subject to easements, conditions, encumbrances and restrictions of record insofar as they may lawfully affect the Property.

[signatures appear on following page]

In testimony whereof, the said              , has on the     day of                , caused these presents to be signed by its general partner, to acknowledge and deliver these presents as its act and deed.

By:
Name:
Its:

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                     before me,                    (here insert name and title of the officer), personally appeared                                         (insert name(s) of signer(s))  who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT C

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that the transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required by the disposition of a U.S. real property interest by               (“Seller”), the undersigned certifies the following on behalf of CIM Urban Partners, LP (“Transferor”), a Delaware limited partnership that owns (indirectly) all of the partnership interests of Seller:

1.                                      Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.                                      Transferor’s U.S. employer identification number is                ;

3.                                      Transferor has an office address at 4700 Wilshire Boulevard, Los Angeles, California  90010; and

4.                                      Transferor is not a disregarded entity as defined in United States Internal Revenue Code Section 1.1445-2(b)(2)(iii).

Transferor and the undersigned understand that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:      , 2019

CIM Urban Partners, LP,
a Delaware limited partnership,

By CIM Urban Partners GP, LLC,
a Delaware limited liability company, its general partner

By:

[Title]

Dated:                  , 2019

[Signature]

[Title]

EXHIBIT D

Seller Information

[Insert “Union Square Document Center Inventory”]

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (“Assignment”) is executed by               , (“Seller”), in favor of                , a                 (“Buyer”), with reference to the following facts:

A.                                    Seller and Buyer, have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of                  , 2019 (“Purchase Agreement”), in which Seller has agreed to sell, and Buyer has agreed to purchase, Seller’s fee interest in the real property described in Exhibit “A” attached hereto (collectively, the “Property”).

B.                                    Pursuant to the Purchase Agreement, Seller has agreed to assign to Buyer all of Seller’s right, title and interest to those certain leases (including guarantees of leases) for premises in the buildings located on the Property as the same may heretofore have been amended, modified and/or supplemented, all as listed on Exhibit “C” attached hereto (collectively, the “Leases”) and all of Seller’s right, title and interest to the contracts listed on Exhibit “B” attached hereto (the “Service Contracts”).

THEREFORE, for valuable consideration, Seller and Buyer agree as follows:

1.                                      Assignment.  Seller hereby assigns, sells and transfers to Buyer, on the terms specified in the Purchase Agreement, all of Seller’s right, title and interest in and to the Leases and Service Contracts.

2.                                      Assumption.  Buyer hereby assumes all of the benefits and burdens of and obligations of Seller under the Leases and Service Contracts relating to the period from and after the date hereof, and Buyer acknowledges its receipt of those certain deposits provided by the tenants pursuant to the Leases to the extent specified on Exhibit “C” attached hereto.  Seller hereby agrees to indemnify, hold harmless and defend Buyer from and against any and all obligations, liabilities, costs and claims (including reasonable attorney’s fees) arising as a result of or with respect to the Leases and Service Contracts that are attributable to the period of time prior to the date of this Assignment.  Buyer hereby agrees to indemnify, hold harmless and defend Seller from and against any and all obligations, liabilities, costs and claims (including reasonable attorney’s fees) arising as a result of or with respect to the Leases and the Service Contracts that are attributable to the period of time from and after the date of this Assignment.

3.                                      Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

4.                                      Construction; Headings.  All amendments and modifications of, and supplements to, this Assignment must be in writing and executed by Buyer and Seller.  This Assignment has been drafted through a joint collaborative effort of the parties, each of which has been represented by competent, qualified, independent counsel licensed to practice law in the District of Columbia, and by such counsel; accordingly, since this Assignment and its provisions were the subject of such a joint and collaborative effort, any ambiguity in this Assignment or any of its provisions shall not be construed in favor of or against either of the parties.  If any provision of this Assignment or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Assignment (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.  The headings to sections or paragraphs of this Agreement are for convenient reference only and shall not be used in interpreting this Assignment.

5.                                      Governing Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the District of Columbia.

6.                                      Attorneys’ Fees.  If either party becomes involved in litigation, arbitration, reference to a retired judge or other neutral referee, or other legal process arising out of this Assignment or in connection with any bankruptcy proceeding relating to a party, the court in the litigation or arbitrator, retired judge or other referee in the arbitration or reference, or neutral party in such other legal process, shall award legal expenses (including, but not limited to reasonable attorneys’ fees and court costs) to the prevailing party.  The award for legal expenses shall not be computed in accordance with any schedule, but shall be as necessary to fully reimburse all reasonable attorneys’ fees and other legal expenses actually incurred in good faith, regardless of the size of the judgment, it being the express intention of the parties to fully compensate the prevailing party for all the reasonable attorneys’ fees and other legal expenses paid or incurred by it in good faith in connection therewith.

Dated:               , 2019

Seller:

By:
Name:
Its:

Buyer:

By:
Name:
Its:

EXHIBIT F

Form of Bill of Sale

For TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                   , (“Seller”), in connection with Seller’s sale of certain real property located in              , and more particularly described on Exhibit A attached hereto and by this reference incorporated herein, and improvements located thereupon (collectively, the “Property”), hereby conveys to                           (“Buyer”), without representation or warranty, except that Seller warrants to Buyer that it owns fee title to the Property free and clear of all liens and otherwise as set forth in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of                  , 2019, between Seller and Buyer, all tangible personal property owned by Seller, if any, located on or in or used in connection with the operation, maintenance or management of the Property, but excluding any property owned by tenants of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of           , 2019.

Seller:

By:
Name:
Its:

EXHIBIT G

Form of General Assignment

THIS GENERAL ASSIGNMENT (this “Assignment”) is entered into as of          , 2019, by                , (“Seller”), and                       (“Buyer”), with reference to the following:

WHEREAS, as contemplated by the terms of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of      , 2019 (“Purchase Agreement”), in which Seller has agreed to sell, and Buyer has agreed to purchase, the real property described in Exhibit A attached hereto and the improvements located thereupon (collectively, the “Property”), Assignor desires by this Assignment to assign to Assignee all of Assignor’s right, title and interest in and to: (i) all transferable permits, licenses, certificates and other governmental approvals related to the Property (the “Permits”); and (ii) all right, title and interest of Seller in and to any and all intangible property owned by Seller and used in the ownership, use and/or operation of the Property, including, without limitation, the right to use any trade name now used in connection with the Property, the books and records relating to the Property, including computer discs, tapes and other data bases or software, inventory records, building management records, payroll records and all other books and records and all other books and records relating to the operation and management of the Property (collectively, the “Intangible Property”).

NOW, THEREFORE, in consideration of the covenants, agreements and promises set forth hereinbelow, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do agree as follows:

1.                                      Assignment.  Seller hereby assigns, absolutely and irrevocably, to Buyer all of Seller’s right, title, interest and obligations in, to and under the Permits and Intangible Property.  Except as expressly provided in the Purchase Agreement, this Assignment is made without representation, warranty or recourse of any kind, express or implied.

2.                                      Acceptance.  Buyer accepts the foregoing assignment.

4.                                      Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

5.                                      Governing Law.  This Assignment shall be governed by, construed and enforced in accordance with the internal laws of the District of Columbia.

6.                                      Counterparts.  This Assignment may be executed in counterparts, and when together, such executed original counterparts shall constitute but one original hereof.

7.                                      Attorneys’ Fees.  If either party becomes involved in litigation, arbitration, reference to a retired judge or other neutral referee, or other legal process arising out of this Assignment or in connection with any bankruptcy proceeding relating to a party, the court in the litigation or arbitrator, retired judge or other referee in the arbitration or reference, or neutral party in such other legal process, shall award legal expenses (including, but not limited to reasonable attorneys’ fees and court costs) to the prevailing party.  The award for legal expenses shall not be computed in accordance with any schedule, but shall be as necessary to fully reimburse all reasonable attorneys’ fees and other legal expenses actually incurred in good faith, regardless of the size of the judgment, it being the express intention of the parties to fully compensate the prevailing party for all the reasonable attorneys’ fees and other legal expenses paid or incurred by it in good faith in connection therewith.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the day and year first written above.

Seller:

By:
Name:
Its:

Buyer:

By:
Name:
Its:

Exhibit H-1

Form of Estoppel Certificate

Date:

To:                             [Insert Name and Address(es) of Recipient(s)]

Re:                                                                                              , California

Ladies and Gentlemen:

The undersigned               , a              (“Tenant”), certifies to                  , LLC, a Delaware limited liability company as owner and landlord, and                           , a Delaware limited liability company (together with its successors and assigns, as potential purchaser of the Project, “Buyer”), and any current or future lender of Buyer secured directly or indirectly by the Project (together with its successors and assigns, “Lender”), as of the date hereof as follows:

1.                                      It is the tenant under the lease described on Exhibit “A” hereto (the “Lease”), for approximately      rentable feet consisting of       , as described in the Lease (the “Leased Premises”) at                  , California (the “Project”).  All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

2.                                      The Lease is in full force and effect.  The Lease has not been amended, modified or supplemented except as set forth on Exhibit “A” hereto.  There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Project.

3.                                      Tenant has accepted possession of and occupies the entire Leased Premises under the Lease.  The term of the Lease commenced on             , and expires on                 , subject to the renewal options set forth in the Lease.  There are no renewal options or termination rights other than as expressly set forth in the Lease.

4.                                      Tenant is paying minimum monthly rental in instalments of $           , which commenced to accrue on               , 20   , and which have been paid through               , 20   . No rents have been prepaid in excess of one (1) month

5.                                      Tenant’s share of any operating costs is       percent (      %). Tenant’s base year is          . Operating expenses have been paid through                   , 20   .

6.                                      The amount of the security deposit is $                 .

7.                                      To the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord or Tenant under the Lease, [except for Landlord’s failure to pay Tenant $                       , which amount is claimed by Tenant to be owed by Landlord].

8.                                      Tenant has no claim against Landlord and no offset or defence to enforcement of any of the terms of the Lease.  Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments.

9.                                      All improvements required to be completed by Landlord have been completed and there are no improvement allowances due to Tenant from Landlord.  Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements, except                       .  Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under any other lease, except                 .

10.                               Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

11.                               Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Project.

12.                               Tenant has no lease options, rights of first refusal or similar rights with respect to renting additional space in the Project, except as set forth in the Lease.

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Tenant acknowledges that the addressees and their successors and assigns will rely on this letter in purchasing the Project and/or making a loan or otherwise extending credit secured by the Project.  The information contained in this letter shall be for your benefit and for the benefit of your successors and assigns.

By:

[To be executed by any applicable lease guarantor in addition to tenant]

EXHIBIT H-2

Form of Statement of Lease (Government Leases)

[Date]

[Buyer Name & Address]

Re:                             Lease No.

Ladies and Gentlemen:

The undersigned, an authorized signatory of Lessee (defined below), hereby confirms and represents to the best of his or her knowledge and belief the following as of the above date:

1.                                      Lease No.          between THE UNITED STATES OF AMERICA (“Lessee”) and                (“Lessor”) dated            , as amended by              (as amended, the “Lease”), for a total of             rentable square feet (the “Premises”), is in full force and effect and has not been modified, supplemented, canceled or amended, except as stated herein.  The term of the Lease is for         years, expiring on            , subject to the following extension/renewal rights: [Insert extension/renewal rights]

2.                                      To the best of Lessee’s knowledge, neither Lessee nor Lessor is in default under the performance of any of the obligations, terms, covenants, or conditions of the Lease.

3.                                      Annual rent is currently $           , payable monthly in arrears at a rate of $       .

4.                                      There currently exists a balance of $             for tenant improvements included in the rent as specified in the Lease.

5.                                      No advance payments under the Lease have been or will be paid.

6.                                      This Statement of Lease is based solely upon a reasonably diligent review of the Contracting Officer’s Lease file as of the date of issuance.  An inspection of the Premises has not been conducted for the purposes of this Statement of Lease, nor has the agency occupying the Premises been contacted concerning Lessor’s performance under the Lease.  Lessor and each prospective lender and purchaser are deemed to have constructive notice of such facts as would be ascertainable by reasonable pre-purchase and pre-commitment inspection of the Premises and the building in which the Premises are located and by inquiry to appropriate Federal, State, and local government officials.  This Statement of Lease shall not be construed as a waiver of any of the Lessee’s rights as a sovereign, or any rights, benefits, or interests that the Lessee has under the above-referenced Lease.

The undersigned is authorized to execute this Statement of Lease on behalf of Lessee.

Sincerely,

THE UNITED STATES OF AMERICA

By:
Name:
Title:	Contracting Officer

EXHIBIT I

Form of Sale Notice Letter to Tenants

, 2019

[Name and Address of Tenant]

Re:                             Sale of                          .) (the “Property”)

Ladies and Gentlemen:

Please be advised that [                 ], a Delaware limited liability company (“Buyer”) has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated                , 20    (the “Lease”), from [                    ], a Delaware limited partnership (“Seller”), the previous owner thereof.  In connection with such purchase, Seller has assigned its interest as landlord in the Lease to Buyer and has transferred your security deposit in the amount of $                (the “Security Deposit”) to Buyer.

All rental and other payments that become due subsequent to the date hereof should be directed to Buyer pursuant to the delivery methods set forth on Exhibit A attached hereto.  Additionally, all insurance policies required to be carried pursuant to your lease should immediately be endorsed naming the entities set forth on Exhibit B as additional insureds and a Certificate of Insurance should be delivered to the Buyer’s address set forth below.

[              ]

In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to [                  ] at the address above.

[SIGNATURE PAGE FOLLOWS.]

Exhibits:

Exhibit A- Rental Payment Information

Exhibit B- Insurance Policy Additional Insureds

Very truly yours,

[SELLER],
a Delaware limited partnership

By:
Name:
Title:

[ ]

By:
Name:
Title:

EXHIBIT J

Form of Vendor Notice Letter

[NAME]

[VENDOR]

[ADDRESS]

[CITY]

Re:                             Notice of                          (the “Property”)

Dear [NAME]:

Please be notified that, as of the date hereof (the “Closing Date”), [PURCHASER], a             (“Buyer”), purchased the Property.

Accordingly, please send all future bills for services rendered in connection with the Property to Buyer, at the following address:

Attn:

For all bills seeking payment for services which were provided both before and after the Closing Date, please be certain that such bills clearly indicate the amount of the charges incurred before the Closing Date and those charges incurred after the Closing Date.  Thank you.

Very truly yours,
SELLER
INSERT SIGNATURE BLOCK
PURCHASER:
INSERT SIGNATURE BLOCK

EXHIBIT K

Novation Agreement

, a                     , with its principal office being at                      (the “Transferor”); and                     , a                     , with its principal office being at                      (the “Transferee”); and the UNITED STATES OF AMERICA (the “Government”), acting by and through the General Services Administration, enter into this Agreement effective as of the Transfer Date (as defined below).

A.                                    THE PARTIES AGREE TO THE FOLLOWING FACTS:

(1)                                 The Government, represented by its Contracting Officer of the General Services Administration, has entered into a certain U.S. Government Lease for Real Property (the “Lease”) with the Transferor, namely: Lease for Real Property, Lease No.                     , dated                     , with respect to certain premises located at                     . The term, “the Lease,” as used in this Agreement, means the above lease and all Supplemental Lease Agreements and amendments thereto made between the Government and the Transferor before the effective date of this Agreement. The term “the Lease” also includes all amendments and modifications made under the terms and conditions of the Lease between the Government and the Transferee, on or after the effective date of this Agreement.

(2)                                 On                      (the “Transfer Date”), the Transferor transferred to the Transferee the real property and improvements to which the Lease pertains (the “Subject Property”) pursuant to a deed recorded in the real property records of the                      on                     , 20     , a copy of which is attached hereto as Exhibit A.

(3)                                 The Transferee has acquired and is the current owner of the Subject Property by virtue of the above transfer.

(4)                                 The Transferee has assumed all obligations and liabilities of the Transferor under the Lease arising on or after the Transfer Date by virtue of the above transfer.

(5)                                 The Transferee is in a position to fully perform all obligations that may exist under the Lease.

(6)                                 It is consistent with the Government’s interest to recognize the Transferee as the successor party to the Lease.

(7)                                 Evidence of the above transfer has been filed with the Government.

(8)                                 Transferee will abide by Clause 52.209-6 Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment, contained within the Lease.

B.                                    IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS AGREEMENT:

(1)                                 The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the Lease.  Rent adjustments for increases in operating costs and real estate taxes that are currently due, but have not yet been paid, shall be paid by the Government to the Transferee.

(2)                                 The Transferee agrees to be bound by and to perform the Lease in accordance with the conditions contained in the Lease.  The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the Lease arising on or after the Transfer Date as if the Transferee were the original party to the Lease.

(3)                                 The Transferee ratifies all previous actions taken by the Transferor with respect to the Lease, with the same force and effect as if the action had been taken by the Transferee.

(4)                                 The Government recognizes the Transferee as the Transferor’s successor in interest in and to the Lease.  The Transferee, by this Agreement, becomes entitled to all rights, titles, and interests of the Transferor in and to the Lease, as if the Transferee were the original party to the Lease.  Following the Transfer Date, the term “Lessor”, as used in the Lease, shall refer to the Transferee.

(5)                                 Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

(6)                                 All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the Lease, shall be considered to have discharged those parts of the Government’s obligations under the Lease.  All payments and reimbursements made by the Government after the Transfer Date in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government’s obligations under the Lease, to the extent of the amounts paid or reimbursed.

(7)                                 The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government, in the absence of this transfer or Agreement, would have been obligated to pay or reimburse under the terms of the Lease.

[(8)                             The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee-

(i) Assumes under this Agreement; or

(ii) May undertake in the future should the Lease be modified under its terms and conditions.  The Transferor waives notice of, and consents to, any such future modifications.]

(8)                                 The Lease shall remain in full force and effect, except as modified by this Agreement.

(10)                          As between the Transferor and Transferee only, their respective obligations and liabilities one to the other shall continue to be as set forth in private sector documents, executed between Transferor and Transferee.

UNITED STATES OF AMERICA

By:
Name:
Title:	Contracting Officer

TRANSFEROR:

,
a

By:
Name:
Title:

CERTIFICATE

I,             , certify that I am the               of Transferor; that           , who signed this Agreement for Transferor, was then               of Transferor; and that this Agreement was duly signed for and on behalf of Transferor by authority of its governing body and within the scope of its limited liability company powers.  Witness my hand and the seal of this company this         day of           , 20     .

By:
[SEAL]

TRANSFEREE:

,
a

By:
Name:
Title:

CERTIFICATE

NOTE-MAY BE REPLACED WITH A NOTARY

I,             , certify that I am the               of Transferee; that           , who signed this Agreement for Transferee, was then               of Transferee; and that this Agreement was duly signed for and on behalf of Transferee by authority of its governing body and within the scope of its limited liability company powers.  Witness my hand and the seal of this company this         day of           , 20     .

By:
[SEAL]

EXHIBIT L

Form of Novation Acceptance Letter

(GSA/AGENCY LETTERHEAD)

Re:                             [Address]  (the “Property”) and Lease Number                      (the “Lease”)

Dear        :

The United States of America (“Government”), the tenant under the Lease, understands that                   , a                 limited partnership, the current landlord (“Transferor”), is planning to transfer the Property to                          , a                   , or its permitted assignee (“Transferee”).  This letter will confirm that upon consummation of the closing and delivery to us of (i) documentation evidencing the transfers of ownership interests, (ii) a copy of Transferor’s resolutions authorizing the transfer, (iii) a copy of Transferee’s resolutions authorizing the transfer including specific signatory authority, and (iv) evidence confirming Transferee’s registration in the system for award management, the Government will execute and deliver to you at least two (2) originals of the attached form of Novation Agreement (which will have been executed by Transferor and Transferee prior to submission to the Government).  This letter may be relied upon by Transferor and Transferee.

[Name]
Contracting Officer

Attachment:  Form of Novation Agreement

EXHIBIT M

Form of Owner’s Affidavit

EXHIBIT N

Form of Declaration Estoppel Certificate

Declaration of Sewer Covenant and Easement
Estoppel Certificate

, 2019

US Government Building Open-End Operating Partnership, LP
c/o USAA Real Estate Company
2 Bethesda Metro Center, Suite 820
Bethesda, Maryland 20814

And

Network Realty Partners, LLC
4201 Wilson Boulevard, Suite 300
Arlington, VA 22203

Re:                             Declaration of Sewer Covenant and Easement dated March 5, 2013, made by Union Square Plaza Owner, L.P., Union Square 825 Property, L.P., and CIM Urban REIT Properties VI, L.P. recorded as Document No. 2013051971 and re-recorded as Document No. 2013059672 (collectively, the “Declaration”)

Ladies and Gentlemen:

The undersigned hereby makes the following certification with respect to the real property described on Exhibit A hereto and commonly known as 899, 901, and 999 North Capitol Street, NE, Washington, DC (the “Property”), recognizing that the information contained herein will be relied upon by [INSERT PURCHASER NAMES], as prospective purchasers of the Property, any lender or prospective lender of such prospective purchasers, and any of the aforesaid parties’ respective successors and/or assigns (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration):

1.                                      The Declaration is in full force and effect and has not been amended, modified, supplemented or superseded; no other agreement exists between the undersigned and any of the other parties to the Declaration with respect to the subject matter of the Declaration and/or the Property.

2.                                      There is no in default under the Declaration and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by any owner of real property that is subject to the Declaration.  There is no defense, offset, claim or counterclaim by or in favor of the owners of the Property (the “Owners”) under the Declaration or against the obligations of the Owners under the Declaration.

3.                                      The Owners have fully performed all of its obligations under the Declaration through the date hereof.

4.                                      The undersigned is responsible for one third (1/3) of the total cost of operating, maintaining, repairing and replacing the Existing Sewer Facilities.

5.                                      The undersigned is duly authorized to execute this certificate on behalf of CIM Urban REIT Properties VI, L.P.

Sincerely,

CIM URBAN REIT PROPERTIES VI, L.P.,
a Delaware limited partnership

By:
Name:
Title:

EXHIBIT O

Form of Notice as Required by Reciprocal Easements and Covenants Agreement

[UNION SQUARE 941 PROPERTY LP]

[UNION SQUARE 825 PROPERTY LP]
[UNION SQUARE PLAZA OWNER LP]

c/o 4700 Wilshire Blvd.
Los Angeles, CA 90010

, 2019

By Overnight Courier

                      (1)

Re:                             Reciprocal Easements and Covenants Agreement dated June 1, 2017 by and among Union Square Plaza Owner, L.P.; Rosche/888 First Street, N.E., L.L.C.; CIM Urban REIT Properties VI, L.P.; Union Square 825 Property, L.P.; Union Square 941 Property, L.P.; and FP 840 First Street LLC, recorded July 27, 2017 as Document #2017082335 (the “REA”).  Capitalized terms used herein but left undefined shall have the meaning ascribed to them in the REA.

Ladies and Gentlemen:

In accordance with Section 10(a) of the REA, please be advised that as of the date hereof [INSERT NAME OF APPLICABLE PURCHASER ENTITY] (the “New Owner”) has succeeded the undersigned as owner of the [901 PARCEL, 899 PARCEL, OR 999 PARCEL].

Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver any notices, inquiries or requests relating to the REA to New Owner at:

US Government Building Open-End Operating Partnership, LP
c/o USAA Real Estate Company
2 Bethesda Metro Center, Suite 820
Bethesda, Maryland 20814
Attention: Bruce Childs
E-mail: bruce.childs@usrealco.com

And:

(1)  Insert names and addresses of the counterparties to the REA, i.e., Rosche/888 First Street, N.E., L.L.C.; CIM Urban REIT Properties VI, L.P.; and FP 840 First Street LLC, or their successors in interest, as the case may be.

Network Realty Partners, LLC
4201 Wilson Boulevard, Suite 300
Arlington, VA 22203
Attn: Rod Lawrence and Ed Johnson
Email: rlawrence@nrpdc.com and
ejohnson@nrpdc.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

[Union Square 941 Property LP,
a Delaware limited partnership

By CIM/Union Square 941 GP, LLC,
a Delaware limited liability company, its general partner]

By:
Name:
Its:

[Union Square 825 Property LP,
a Delaware limited partnership

By CIM/Union Square 825 GP, LLC,
a Delaware limited liability company, its general partner]

By:
Name:
Its:

[Union Square Plaza Owner, LP,
a Delaware limited partnership

By CIM/Union Square Plaza GP, LLC,
a Delaware limited liability company, its general partner]

By:
Name:
Its:

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On                     before me,                    (here insert name and title of the officer), personally appeared                                         (insert name(s) of signer(s))  who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

AFTER RECORDING

RETURN TO:

EXHIBIT P

Form of Akridge Waiver

AFTER RECORDING

RETURN TO:

STROOCK & STROOCK & LAVAN LLP

1875 K Street, NW, Suite 800

Washington, DC 20006

Attention: Jeffrey R. Keitelman

WAIVER, RELEASE AND TERMINATION

PART I: Waiver, Release and Termination by the Akridge Partners.

Union Square Plaza Investor LLC, a Delaware limited liability company (the “Plaza Akridge Partner”), 941 Union Square Investor LLC, a Delaware limited liability company (the “941 Akridge Partner”) and 825 Union Square Investor LLC (the “825 Akridge Partner”, and together with the Plaza Akridge Partner and the 941 Akridge Partner, the “Akridge Partners”) hereby enter into this Waiver, Release and Termination (“Waiver”) for the benefit of Union Square Plaza Owner LP (the “Plaza Partnership”), Union Square 825 Property LP (the “825 Partnership”) and Union Square 941 Property LP (the “941 Partnership” and together with the Plaza Partnership and the 825 Partnership, the “Partnerships”).

WHEREAS, reference is hereby made to that certain (i) Second Amended and Restated Limited Partnership Agreement dated as of November 20, 2007 of the Plaza Partnership (the “Plaza Restated LPA”), (ii) Second Amended and Restated Limited Partnership Agreement of the 825 Partnership (the “825 Restated LPA”); and (iii) Second Amended and Restated Limited Partnership Agreement of the 941 Partnership (the “941 Restated LPA” and together with the Plaza Restated LPA and the 825 Restated LPA, the “Restated LPAs”).

WHEREAS, the Plaza Partnership owns the fee simple interest in the property located at 901 North Capitol Street, N.E., Washington, DC 20002 and more particularly described on Exhibit A-1 attached hereto (the “Plaza Property”), the 825 Partnership owns the fee simple interest in the property located at 899 North Capitol Street, N.E., Washington, DC 20002 and more particularly described on Exhibit A-2 attached hereto (the “825 Property”) and the 941 Partnership owns the fee simple interest in the property located at 999 North Capitol Street, N.E., Washington, DC 20002 and more particularly described on Exhibit A-3 attached hereto (the “941 Property”). The 941 Property, the Plaza Property and the 825 Property are each referred to herein as a “Property”, collectively, the “Properties”).

WHEREAS, the Plaza Akridge Partner is the limited partner of the Plaza Partnership, the 941 Akridge Partner is the limited partner of 941 Partnership and the 825 Akridge Partner is the limited partner of 825 Partnership.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Akridge Partners hereby acknowledge, waives and releases as follows:

1.           Each of the Akridge Partners hereby irrevocably releases and waives any and all of the rights granted to it pursuant to the provisions of the Restated LPA to which it is a party with respect to (i) the sale of the Property owned by the Partnership that is governed by such Restated LPA and (ii) the development or expansion of such Property and the improvements located thereon (collectively, the “Akridge ROFO Rights”).

2.              Without limiting the foregoing provisions of Section 1 above:

(a)                                 Plaza Akridge Partner hereby irrevocably waives and releases the first right of offer (i) set forth in Section 7.6(i) of the Plaza Restated LPA to serve as Joint Venture Partner or Fee Developer (as each such term is defined in the Plaza Restated LPA) in connection with the development of Plaza Property and (ii) set forth in Section 7.6(ii) of the Plaza Restated LPA, to purchase and acquire the Plaza Property.

(b)                                 941 Akridge Partner hereby irrevocably waives and releases the first right of offer set forth in Section 7.6(i) of the 941 Restated LPA to serve as Fee Construction Manager (as such term is defined in the 941 Restated LPA) in connection with the expansion of the 941 Property by the addition of additional floor(s) above the highest floor of the improvements currently existing on the 941 Property.

(c)                                  825 Akridge Partner hereby irrevocably waives and releases the first right of offer set forth in Section 7.6(i) of the 825 Restated LPA to serve as Fee Construction Manager (as such term is defined in the 825 Restated LPA) in connection with the expansion of the 825 Property by the addition of additional floor(s) above the highest floor of the improvements currently existing on the 825 Property.

3.                                      Each of the Akridge Partners hereby irrevocably releases and waives the provisions and requirements of Section 7.6 of the Restated LPA to which it is a party with the intent and effect that there shall be no requirement or obligation on the part of the General Partner to Offer any Right of First Offer (as each such term is defined in such Restated LPA) to such Akridge Partner.

4.                                      Each of the Akridge Partners hereby acknowledges and agrees that the Akridge ROFO Rights granted to it in the Restated LPA to which it is a party are hereby terminated and of no further force and effect.

5.                                      Each of the Akridge Partners hereby represents and warrants that it is the current holder of the Akridge ROFO Rights and that it has not assigned such Akridge ROFO Rights to any other entity or person.

6.                                      Each of the Akridge Partners hereby acknowledges that the Partnership of which it is a partner, each other partner therein, and any purchase or prospective purchaser of the Property (and their respective lenders) owned by such Partnership may and will be relying on the waivers and releases being provided herein and that any such purchaser, prospective purchaser or lender are third party beneficiaries of those waivers and releases and shall be enforceable thereby.

Part II: Waiver and Release of the Akridge Partners and John E. Akridge, III.

The Akridge Partners and John E. Akridge, III (jointly, severally and collectively, the “Akridge Parties”) hereby fully and unconditionally waive and release the Properties, Network Realty Partners LLC (“NRP”), USAA Real Estate Company (“USAARE”), and each of their respective affiliates, members, partners, employees, assignees and designees, including any entities that take title to any of the Properties and their constituent members and partners (collectively, the “Buyer Parties”) from any and all claims, demands, causes of action, judgments, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorney’s fees), whether known or unknown, liquidated or contingent, arising by reason of (a) the sale of the Properties, (b) any and all conversations or discussions with the Buyer Parties, any member of the Buyer Parties, the Partnerships or CIM regarding the potential tax structuring as contemplated pursuant to Section 3.4 of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of June     , 2019, by and between the Partnerships and NRP (as the same may be amended and assigned, the “Purchase Agreement”), (c) that certain letter agreement dated as of May 14, 2019 executed by USAARE, NRP, 825 Akridge Partner, 941 Akridge Partner and John E. Akridge, III, as amended by that certain amendment dated as of June 11, 2019, (d) the failure of the Buyer Members, 825 Akridge Partner and 941 Akridge Partner to execute the Definitive Agreements for any reason or the failure of the Buyer Parties or any member of the Buyer Parties to negotiate in accordance with any standard with respect to the Definitive Agreements, or (e) any tax consequences of any or all of the Akridge Parties arising by reason of the failure of the Buyer Members, 825 Akridge Partner and 941 Akridge Partner, or their respective affiliates, to enter into the Definitive Agreements.  All capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Purchase Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has duly executed this Waiver, Release and Termination as of                , 2019.

AKRIDGE PARTNERS:

825 UNION SQUARE INVESTOR LLC,
a Delaware limited liability company

By:	825 JACo Union Square, LLC,
a Delaware limited liability company, its manager

	By:	JACo Manager, Inc.,
a Delaware corporation,
its managing member

By:

Name:

Title:

STATE OF	)
) ss.
COUNTY OF	)

On         , 2019, before me,                       , a Notary Public in and for the aforesaid jurisdiction, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

941 UNION SQUARE INVESTOR LLC,
a Delaware limited liability company

By:	941 JACo Union Square, LLC,
a Delaware limited liability company, its manager

	By:	JACo Manager, Inc.,
a Delaware corporation,
its managing member

By:

Name:

Title:

STATE OF	)
) ss.
COUNTY OF	)

On         , 2019, before me,                       , a Notary Public in and for the aforesaid jurisdiction, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Union Square Plaza Investor LLC

a Delaware limited liability company

By:	JACo Union Square Plaza Investor, LLC,
a Delaware limited liability company, its manager

By:	JACo Manager, Inc.,
a Delaware corporation,
its managing member

By:
Name:
Title

STATE OF	)
) ss.
COUNTY OF	)

On         , 2019, before me,                       , a Notary Public in and for the aforesaid jurisdiction, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

John E. Akridge, III

STATE OF	)
) ss.
COUNTY OF	)

On         , 2019, before me,                       , a Notary Public in and for the aforesaid jurisdiction, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

EXHIBIT A-1

LEGAL DESCRIPTION PLAZA PROPERTY

Part of Lot 298 in Square 675, as per plat recorded in Book 206, page 177, among the Records of the Office of the Surveyor for the District of Columbia, being more particularly described as follows:

Commencing at a point, said point being the Northwest corner of Square 675, said point being the intersection of the South line of K Street, NE and the East line of North Capitol Street; thence South 205.077 feet with the East line of North Capitol Street, NE to the point of beginning, thence departing said East line of North Capitol Street, NE, East 230.00 feet to a point, thence South 172.59 feet to a point, thence West 230.00 feet to a point, said point being on the East line of North Capitol Street, thence North 172.59 feet with the East line of North Capitol Street, to the point of beginning, and containing 39,696 square feet, more or less.

NOTE: At the date hereof, the above described land is designated on the Records of the Assessor of the District of Columbia for assessment and taxation purposes as Lot 854 in Square 675.

EXHIBIT A-2

LEGAL DESCRIPTION 825 PROPERTY

Part of Lot 298 in Square 675, as per subdivision plat recorded in the Office of the Surveyor of the District of Columbia, in Book 206 at page 177, as more particularly described as follows:

Commencing at a point, said point being the Northwest corner of Square 675, said point being the intersection of the South line of K Street, NE and the East line of North Capitol Street; thence South 377.667 feet with the East line of North Capitol Street, NE to the point of beginning, thence departing said East line of North Capitol Street, NE, East 230.00 feet to a point, thence South 220.50 feet to a point, thence West 230.00 feet to a point, said point being on the East line of North Capitol Street, thence North 220.50 feet with the East line of North Capitol Street to the point of beginning, containing 50,715 square feet, more or less.

NOTE: At the date hereof, the above described land is designated on the Records of the Assessor of the District of Columbia for assessment and taxation purposes as Lot 855 in Square 675.

EXHIBIT A-3

LEGAL DESCRIPTION 941 PROPERTY

Part of Lot 298 in Square 675, as per subdivision plat recorded in the Office of the Surveyor of the District of Columbia in Book 206 at page 177, as more particularly described as follows:

BEGINNING at a point, said point being the Northwest corner of Square 675, said point being the intersection of the South line of K Street, NE and the East line of North Capitol Street; thence East 230.00 feet with the South line of K Street, NE to a point, thence departing said South line of K Street, NE, South 205.077 feet to a point, thence West 230.00 feet to a point, said point being on the East line of North Capitol Street, thence North 205.077 feet with the East line of North Capitol Street to the point of beginning, containing 47,168 square feet, more or less.

NOTE: At the date hereof, the above described land is designated on the Records of the Assessor of the District of Columbia for assessment and taxation purposes as Lot 853 in Square 675.

EXHIBIT Q

FORM OF  ESTOPPEL DATE DOWN

, 2019

To:

Re:  (Property Address) (the “Property”)

Ladies and Gentlemen:

Reference is made to the attached Estoppel Certificate dated             , 2019 (the “Estoppel”) delivered by                       (“Tenant”).

The undersigned certifies to the above referenced Buyer and its Lender (as defined in the Estoppel) that all statements in the Estoppel remain true and correct as of the date hereof, subject to the following:

1.                                      The minimum monthly rental set forth in Paragraph    of the estoppel has been paid through             .

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Tenant acknowledges that Buyer and its Lender will rely on this letter in purchasing the Property and/or making a loan or otherwise extending credit secured by the Property.

Sincerely,